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Exhibit 99.2

Housing Market Overview

December 2013

JOHN BURNS
REAL ESTATE CONSULTING
Trusted Analysis for Executive Decisions

Headquarters
9140 Irvine Center Drive, Suite 200
Irvine, CA 92618
Tel: 949-870-1200
www.realestateconsulting.com

Offices
Irvine · San Diego · Sacramento · Texas · Florida · Atlanta · Chicago · New England · Washington D.C.

Contact Information

Steve Dutra
Senior Vice President I Research
(949) 870-1227
steved@realestateconsulting.com

Jody Kahn
Senior Vice President I Research
(603) 235-5760
jkahn@realestateconsulting.com

Nicole Murray
Vice President I Research
(949) 870-1234
nmurray@realestateconsulting.com

 INDUSTRY OVERVIEW AND MARKET OPPORTUNITY

Industry Overview

        Residential housing is the largest real estate asset class in the United States with a total value of approximately $18.6 trillion, according to the 2013 second quarter Federal Reserve Flow of Funds release. Since 1965, according to the U.S. Census Bureau, approximately one-third of this asset class has been rented and single-family homes currently comprise roughly one-third of all residential rental housing. Total housing inventory consists of 132.8 million units.

        The following chart provides information about the inventory of U.S. housing as of November 2013 by unit.

U.S. Housing Inventory

Sources: JBREC, (U.S. Housing Analysis & Forecast Report), Q3 2013, published December 2013.

(1)
JBREC estimates using 2010 Census figures and data from American Community Survey / Housing Vacancy Survey.

(2)
Average of 1990 and 2000 Decennial Census.

(3)
JBREC extrapolation from Mortgage Bankers Association and Census data.

(4)
JBREC extrapolation from CoreLogic.

(5)
Assuming all delinquent borrowers have negative equity.

Market Opportunity

        Single-family rental properties are a large and growing asset class, which has historically been managed by relatively small-scale, "mom and pop" owner-operators or by a limited number of local and regional property management organizations. More recently, the ownership profile of residential single-family rental properties has been shifting to larger investors and national owner-operators, including Starwood Waypoint Residential Trust, seeking to efficiently acquire large numbers of homes at attractive values, generate attractive rental cash flow streams and benefit from any potential home price appreciation.

        After nearly a decade of solid home price appreciation from 1998 to 2006, which JBREC believes was in excess of underlying fundamentals in many markets, a significant over-correction occurred in the pricing of the single-family housing sector. Home prices declined approximately 35% in some of the largest U.S. housing markets, as measured by the not-seasonally adjusted CoreLogic Case-Shiller Composite 20 Home Price Index from its peak on July 1, 2006 to its trough on March 1, 2012. While prices have begun to recover, with a 15% recovery through November 2013 of the 28% peak to trough correction nationally per JBREC's Burns Home Value Index™, JBREC believes that a substantial number of non-performing residential mortgage loans will need to be resolved over the next five years, including through foreclosure, short sale or conversion through a bank deed-for-lease program. As a result, JBREC believes there may be the opportunity for experienced and well-capitalized operators to acquire large volumes of single-family rental homes and distressed non-performing residential mortgage loans at attractive pricing.

        While single-family home prices are recovering, multi-family property prices have also been improving during the last two years and have returned to levels on par with early 2006, as measured by the NCREIF Index, published by the National Council for Real Estate Investment Fiduciaries.

        Due to significant distress in the housing market and additional macroeconomic factors, demand for rental housing has been increasing at a strong rate. The rentership rate, which is the inverse of the homeownership rate, reached an 18-year high of 35% in the first quarter of 2013 and has slipped marginally to 34.7% in the 3rd quarter of 2013. The ability to acquire single-family homes at favorable prices, combined with improving housing demand characteristics, may offer a significant opportunity to those with a scalable real estate management and acquisitions platform and access to capital.

        JBREC believes the return profile from current rental yields and potential for future home price appreciation is significant enough to encourage investment in the systems, structures and technologies that can make economies of scale possible, resulting in an opportunity for broader industry consolidation by larger and better-capitalized investors that are introducing a higher standard of institutional management to this asset class.

  Supply of Housing

        Following the eight-year period of solid price appreciation that ended in late 2006, home prices fell precipitously. From the peak in the third quarter of 2006 through the trough in the third quarter of 2011, the aggregate value of real estate owned by U.S. households declined by approximately $6.4 trillion or 28.6% (per the Federal Reserve Flow of Funds), an extraordinary reduction of value in the housing sector. This sudden decrease in home values has contributed to approximately 7.0 million home borrowers with negative equity or in some stage of delinquency as of the third quarter of 2013, according to JBREC.

        Foreclosure-related activity peaked in 2009 and has since begun to decline but is still substantially above historical averages since 2000. From September 2008 through December 2012, there were approximately 4.1 million completed loan foreclosures (according to CoreLogic). While an unprecedented number of foreclosures have occurred, a large number of delinquent loans remain outstanding. As of the third quarter of 2013, approximately 4.0 million, or 9.8% of all mortgage loans (measured by loan count based on Mortgage Bankers Association data, which captures approximately 80% of all mortgages) in the nation are in some level of non-performance.

Non-Performing Residential Mortgage Loans
(as of September 2013)
(Total Non-Performing Loans: 5.2 million*)

Sources: Mortgage Bankers Association—3rd Quarter 2013 National Delinquency Survey.
* JBREC Estimate.

        The chart below illustrates the increase in the level of delinquency to relatively high levels. According to Mortgage Bankers Association data, a total of 4.0 million residential mortgage loans are currently non-performing.

U.S. Residential Mortgage Delinquency and Foreclosure Units
(Q4 1990 – Q3 2013)

Source: Mortgage Bankers Association—3rd Quarter 2013 National Delinquency Survey.

Note: 2013 is as of Q3 2013.

        Over the next five years, a substantial number of non-performing residential mortgage loans will need to be resolved, including through foreclosure, short sale or conversion through a bank deed-for-lease program. At the current rate of delinquency and non-performance, it appears that over 4.0 million homeowners in the United States will be affected. Even if only half of the delinquent or non-performing residential mortgage loans proceed through the foreclosure process or are sold through the short sale process, the supply of inventory available for acquisition would be significant, at approximately $400 billion, assuming a U.S. median home price of $199,500 as of October 2013.

        In 2012 and early 2013, investors were able to purchase homes at prices below replacement cost to repair and rent. Replacement costs have been rising, with larger increases in labor and materials costs since the fourth quarter of 2012, driven by increased new home construction. JBREC's proprietary monthly surveys of homebuilders across the country demonstrates that labor and materials costs for new construction increased by over 14% in the twelve months ended September 2013.

  Rental Market Demand Overview

        Over the past two years, the U.S. rental housing market has begun a sustained recovery. In many markets, rental vacancies have fallen and rents have risen, even in areas hardest hit during the housing and economic downturn.

        In addition to a growing trend of a mobile workforce, America is undergoing a shift in demographics. Core baby boomer households are becoming empty nesters, and the number of 25- to 34-year-olds is growing at an accelerated pace, as members of "Generation Y" reach the stage of their life when they would typically consider buying a home. In the context of high unemployment, labor insecurity and a desire to maintain mobility, "Generation Y," defined as those born between 1980 and 1999, numbers more than 80 million members and is likely to show a higher tendency to rent rather than own their homes. Additionally, the rising cost of college education and the corresponding burden of student loans leave many young people deep in debt and less willing or able to take on mortgage debt. JBREC forecasts that renter household growth will outpace owner household growth for 25-34 year olds through 2015, as shown in the chart below.

Owners Vs. Renters 25-34 Years Old

Sources: U.S. Census Bureau, JBREC, February 2013.

        The chart below illustrates the strength of the overall rental market (including both single-family and multi-family rental housing), which has seen increases in occupancy and rental rates despite the macroeconomic headwinds that the United States economy has been facing. According to the U.S. Census Bureau, out of the total 78 million family households in the United States, 32 million have two members, and are more likely candidates for multi-family rentals, whereas 46 million have three or more members, and are more likely candidates for single-family rentals. As shown on the right-axis below, rental occupancy percentages have been improving since 2006.

Single-Family and Multi-Family Rental Occupancy and Rental Rate
(as of December 31, 2012, most recent)

Source: U.S. Census Bureau, 2005-2012 American Community Surveys.

  Single-Family Rental Demand

        Many homeowners who have been displaced by the housing bubble are looking to live in a home with similar characteristics and amenities to their former home and, for this population, single-family rentals may present the best available option. In the wake of the worst housing downturn in history, renting has, in many cases, become more compelling for consumers. With the growth of the single-family rental market, these consumers are now offered alternative rental options.

        While conventional multi-family and single-family homes seem to be natural competitors in the rental sector, each generally appeals to a different type of resident. The two rental markets are largely segmented by lifecycle. Singles, couples without children, people with roommates, newly divorced individuals and empty nesters dominate the multi-family market, because they have smaller space needs, less demand for associated acreage and generally prefer denser, transit-centric submarkets. On the other hand, the single-family market (both owner-occupied and tenant-occupied) serves larger households that are primarily families with children, whose preferences tend to focus on the need for additional space, quality of schools and neighborhood safety.

        Within the broader rental market, the single-family rental segment has continued to grow its relative market share compared to other types of rental housing. Two of the primary factors driving the increase in demand for single-family rental properties are constraints on home mortgage financing and the displacement of homeowners.

 Relative Size of the Single-Family Rental Market
(as of December 31, 2012, most recent)

(Single-Family Rentals as % of Total Rentals)	(Total Count of Rental Units)

Source: U.S. Census Bureau, 2005-2012 American Community Surveys.

  Constraints on Home Mortgage Financing

        Even with the relative affordability of homes in 2013, many would-be home buyers, including some with no history of foreclosure, are finding it difficult to qualify for a mortgage. Lenders have reverted to more stringent underwriting standards (such as limitations on aggregate indebtedness and restrictions on the percentage of income allocable to mortgage payments) and require larger down payments, which together have made it difficult for many potential home buyers to obtain mortgage financing.

  Displaced Owners Forced to Rent

        In some cases, the shift from owning to renting is a function of foreclosure, short sales or other adverse credit or economic events. A home foreclosure, for example, can have a significant adverse effect on credit status and can limit the ability to obtain mortgage debt to finance future homeownership for up to seven years. Distressed owners are effectively converted to renters, many of whom prefer to live in a single-family unit, which has characteristics and amenities similar to their former homes, as opposed to an apartment. Families renting single-family homes may be able to keep their children enrolled in the schools they are accustomed to and in proximity to friends and sports or recreational programs. In addition, single-family homes are frequently located in stable neighborhoods and include private yards for children and pets to play safely.

        The recent drop in home prices (with its trough in March 2012 in some of the largest U.S. housing markets), constraints on mortgage lending, job volatility requiring greater geographic mobility, economic uncertainty, evolving demographics and expanded rental options are changing the way many Americans live. Many people, who in the past might have become homeowners, are instead becoming long-term renters of single-family homes. According to JBREC, for every 1.0% decline in the homeownership rate, the occupants of approximately 1.1 million homes become prospective tenants. The U.S. Census Bureau reports the national homeownership rate was 65.3% in the third quarter of 2013, which is down from a peak of 69.2% in the fourth quarter of 2004.

 National Homeownership Rate

Source: U.S. Census Bureau.

Note: 2013 is as of Q3 2013.

  Single-Family Home Prices

        There was an over-correction in housing prices in certain housing markets, which led to home prices being significantly below replacement cost in many of these markets. As the economy gradually strengthens and the housing market returns to long-term pricing norms, or reverts to mean pricing levels, JBREC believes there is the potential for home price appreciation. As of November 30, 2013, Starwood Waypoint Residential Trust's thirteen primary markets were located in Florida (Miami-Fort Lauderdale-Pompano Beach, FL MSA; Tampa-St. Petersburg-Clearwater, FL MSA; Orlando-Kissimmee-Sanford, FL MSA), Texas (Houston-Sugar Land-Baytown, TX MSA; Dallas-Fort Worth-Arlington, TX MSA), Georgia (Atlanta-Sandy Springs-Marietta, GA MSA), Colorado (Denver-Aurora-Lakewood, CO MSA), California (Oakland-Fremont-Hayward, CA Metropolitan Division; Riverside-San Bernardino-Ontario, CA MSA; Vallejo-Fairfield, CA MSA), Arizona (Phoenix-Mesa-Glendale, AZ MSA), Nevada (Las Vegas-Paradise, NV MSA) and Illinois (Chicago-Joliet-Naperville, IL Metropolitan Division).

        The chart below illustrates the magnitude of the decrease in home prices in these thirteen markets and the subsequent rebound, which remains below the peak for all but Denver, Dallas-Fort Worth and Houston. For example, home prices in Houston fell 4% from peak to trough and have subsequently risen 20%.

 Changes in Burns Home Value Index(1)
(January 2002 to November 2013)

Source: JBREC, November 2013.

(1)
Peak occurred during 2005-2007 for all markets. Troughs occurred during 2011 or 2012 for all markets. Burns Home Value Index estimates all home values in a market, not just recent transactions.

Markets

  Projections and Assumptions

        The following discussion contains projections regarding home price appreciation, employment growth, residential building permit activity, median household income, household formation and housing affordability conditions. JBREC has made these projections based on studying the historical and current performance of the residential housing market and applying JBREC's qualitative knowledge about the residential housing market. The future is difficult to predict, particularly given that the economy and housing markets can be cyclical, subject to changing consumer and market psychology, and governmental policies related to mortgage regulations and interest rates. There will usually be differences between projected and actual results because events and circumstances frequently do not occur as expected, and the differences may be material. JBREC does not express any form of assurance that these projections will come true. See "Risk Factors—Risks Related to Our Business, Properties and Growth Strategies." The estimates, forecasts and projections relating to our markets prepared by JBREC are based upon numerous assumptions and may not prove to be accurate."

  Home Price Appreciation

        The Burns Home Value Index seeks to provide a reasonable estimate of home value trends in an MSA. The index is calculated based on an "electronic appraisal" of every home in the market, rather than just the small sample of homes that are actually transacting. The index provides home value trends by analyzing transactions as they are negotiated, not closed, which eliminates the data lag embedded in other home value indices that are based only on completed transactions. The index does not measure the change in the median price of homes sold, which may be subject to the mix of homes being sold and differences by geography. Appreciation projections are highly dependent on JBREC's assumptions of job growth by market and mortgage rates staying below 4.9% through 2015.

  Employment Growth

        JBREC forecasts the Bureau of Labor Statistics' wage and salary employment totals. Employment growth conditions vary by market, but JBREC believes that an economic recovery that involves global debt reduction is likely to be a slow-growth recovery. Among other things, JBREC has assumed that the economy is gradually expanding, albeit at a slower pace than prior economic recoveries.

  Residential Building Permit Activity

        JBREC's residential building permit forecasts consider job growth in each market, as well as home sales activity, household formation and home price appreciation.

  Median Household Income

        JBREC's household income forecasts assume generally improving job growth, and assume that incomes are generally rising after declining during the recent economic downturn. As with job growth, the recovery in the rate of household income growth is generally expected to occur at a slower pace in the near term than in previous economic recoveries.

  Household Formation

        JBREC's household formation forecasts are based on forecasted changes in population, as well as a return to more normal headship rates, or the percentage of people in an age group who head a household. Headship rates fell for nearly all age groups from 2000 to 2010, particularly in the younger age groups, mostly caused by the economic distress in the latter half of the last decade. JBREC's forecasts assume immigration that occurs at levels consistent with the 2000s and continued growth in multi-generational families.

        JBREC expects that the generation of people under 35 years old in 2010 will be 5% less likely to own a home than "normal" and will rent instead. Higher personal debt levels, including but not limited to record high student loan debt, will result in high debt-to-income ratios which will prevent some households from qualifying for mortgages. In addition, JBREC recognizes that the United States has become a more mobile society, which will cause a small increase in the percentage of households who choose to rent. JBREC defines "normal" homeownership rates as equivalent to 2000 levels, when the housing market was less volatile and many economic variables were near historical averages.

  Burns Affordability Index

        Burns Affordability Index compares the monthly cost of owning the median-priced home with the median household income from March 1, 1981 through October 31, 2013; with zero equating to the best affordability, 10 being the worst affordability and 5 being the historical average. This estimate of the ownership costs takes into consideration the change in mortgage rates over time, which can significantly impact the monthly payment.

  Overview

        As of November 30, 2013, Starwood Waypoint Residential Trust's thirteen primary markets were located in Florida (Miami-Fort Lauderdale-Pompano Beach, FL MSA; Tampa-St. Petersburg-Clearwater, FL MSA; Orlando-Kissimmee-Sanford, FL MSA), Texas (Houston-Sugar Land-Baytown, TX MSA; Dallas-Fort Worth-Arlington, TX MSA), Georgia (Atlanta-Sandy Springs-Marietta, GA MSA), Colorado (Denver-Aurora-Lakewood, CO MSA), California (Oakland-Fremont-Hayward, CA Metropolitan Division; Riverside-San Bernardino-Ontario, CA MSA; Vallejo-Fairfield, CA MSA), Arizona (Phoenix-Mesa-Glendale, AZ MSA), Nevada (Las Vegas-Paradise, NV MSA) and Illinois (Chicago-Joliet-Naperville, IL Metropolitan Division).

        The following tables provide summaries of demographic, economic and housing data and estimates, forecasts and projections for these thirteen primary markets.

Demographic and Economic Data

	Atlanta, GA MSA	Chicago, IL MDiv.	Dallas- Fort Worth, TX MSA	Denver, CO MSA	Houston, TX MSA	Las Vegas, NV MSA	Miami, FL MSA	Oakland, CA Mdiv.	Orlando, FL MSA	Phoenix, AZ MSA	Riverside- SB, CA MSA	Tampa, FL MSA	Vallejo, CA MSA
Population Total, millions(1)	5.4	7.9	6.6	2.6	6.2	2	5.8	2.6	2.2	4.3	4.4	2.8	0.4
MSA/MDiv Rank by Population(1)	9	3	4	21	5	32	8	22	27	13	12	18	124
Average Annual Population Growth Forecast (2013 to 2015)(2)(3)	1.7%	0.3%	2.1%	1.6%	1.9%	2.6%	1.1%	0.7%	2.2%	2.6%	1.1%	0.8%	0.3%
Unemployment Rate Oct. 2013(4)	7.7%	8.3%	5.9%	6.0%	5.9%	9.4%	7.0%	7.0%	6.0%	6.8%	9.8%	6.4%	7.7%
Average Annual Employment Growth Forecast (2013 to 2015)(2)	2.7%	1.9%	3.3%	3.4%	3.3%	2.4%	1.8%	2.4%	2.3%	2.8%	2.2%	2.6%	1.8%
Total Households, millions (2012)(3)	2.0	2.9	2.4	1.0	2.2	0.7	2.1	0.9	0.8	1.6	1.3	1.2	0.1
Average Annual Household Growth Forecast (2013 to 2015)(2)(3)	1.9%	0.6%	2.2%	1.7%	2.0%	2.6%	1.1%	1.0%	2.2%	2.7%	1.6%	0.9%	0.2%
Median Household Income (2012)(3)	$56,020	$58,090	$59,080	$60,690	$58,510	$52,750	$47,780	$71,290	$48,010	$52,590	$54,000	$45,300	$67,510
Average Annual Median Income Growth Forecast (2013 to 2015)(2)(3)	1.9%	2.0%	2.1%	2.7%	1.6%	2.4%	3.0%	1.5%	1.0%	3.1%	1.9%	2.9%	3.6%

(1)
Source: U.S. Census Bureau.

(2)
Source: JBREC estimate; actual values may differ materially from those estimated.

(3)
Sources: Moody's Analytics, JBREC.

(4)
Source: Bureau of Labor Statistics.

MDiv. = Metro Division

 Housing Data

	Atlanta, GA MSA	Chicago, IL MDiv.	Dallas- Fort Worth, TX MSA	Denver, CO MSA	Houston, TX MSA	Las Vegas, NV MSA	Miami, FL MSA	Oakland, CA MDiv.	Orlando, FL MSA	Phoenix, AZ MSA	Riverside- SB, CA MSA	Tampa, FL MSA	Vallejo, CA MSA
Total Housing Units, millions(1)	2.2	3.2	2.5	1.1	2.4	0.8	2.5	1.0	1.0	1.8	1.5	1.4	0.2
Median Resale Home Price (Dec. 2012)(2)	$114,066	$165,000	$166,400	$243,000	$171,000	$145,000	$196,700	$384,000	$135,000	$159,900	$210,000	$123,000	$211,500
Total Market Value, billions(1)	$256	$516	$273	$189	$251	$67	$326	$270	$89	$199	$198	$126	$23
Number of Resale Homes Sold(2)
2012	76,669	81,651	71,586	46,035	68,639	47,733	108,129	33,750	38,238	99,984	65,666	49,417	6,566
2011	63,559	62,865	61,033	37,372	58,854	50,031	100,034	31,000	36,664	97,248	64,626	43,480	6,526
2010	66,740	61,347	60,924	36,656	56,807	46,515	88,497	30,652	35,627	88,051	68,552	38,586	6,309
2009	74,901	57,889	65,404	39,948	60,106	50,598	76,035	34,036	30,739	91,586	79,225	37,533	7,663
Percent Change in Burns Home Value Index, Peak to Trough(3)	-35%	-35%	-4%	-10%	-4%	-61%	-50%	-43%	-51%	-54%	-54%	-47%	-60%
Percent Change in Burns Home Value Index, Trough to Current (Oct. 2013)(3)	-21%	-15%	-19%	22%	20%	-50%	-31%	-44%	-27%	-50%	-43%	-22%	-49%
Average Annual Burns Home Value Index Appreciation Forecast (2013 to 2015)(3)	11.5%	8.8%	7.4%	6.8%	6.3%	17.2%	10.2%	13.9%	9.5%	11.9%	14.0%	9.3%	18.7%
Rental Vacancy Rates (Aug. 2013)(4)	10.8%	7.6%	9.7%	5.1%	11.6%	12.6%	9.2%	4.1%	11.7%	10.1%	6.9%	11.2%	6.9%
Single-Family Average Rental Rate (Oct. 2013)(4)	$1,054	$1,352	$1,163	$1,349	$1,237	$1,077	$1,674	$1,874	$1,132	$1,060	$1,348	$1,133	$1,425
Rentership Rate (2012)(5)	39.0%	33.2%	39.0%	38.7%	38.4%	46.6%	39.3%	n/a	34.1%	38.7%	42.8%	34.2%	n/a

(1)
Source: U.S. Census Bureau, 2012 American Community Survey 1-Year Estimates.

(2)
Sources: Texas A&M Real Estate Center (Dallas-Fort Worth, Houston), DataQuick (Atlanta, Chicago, Denver, Las Vegas, Miami, Oakland, Orlando, Phoenix, Riverside-San Bernardino, Tampa & Vallejo).

(3)
Source: JBREC. Note that peak occurred during 2005-2007 for all markets. Trough occurred during 2011 or 2012 for all markets. Burns Home Value Index estimates home values in a market, not just recent transactions except for Texas.

(4)
Source: RentRange, LLC. Based on the last published data from the Census Bureau. Includes combined single and multi-family vacancy rates.

(5)
Source: U.S. Census Bureau. Chicago value covers the entire MSA.

MDiv. = Metro Division

  Atlanta-Sandy Springs-Marietta, Georgia MSA: "Atlanta"

  Atlanta Economic Overview

        According to the U.S. Census Bureau's 2012 American Community Survey, the Atlanta MSA had approximately 5.4 million people and is the ninth-largest MSA in the United States by population, according to the Census Bureau's 2012 Statistical Abstract of the United States. There are twenty-eight counties in the Atlanta MSA. Atlanta is projected to average population growth of 1.8% annually from

2013 through 2015, which is slightly above the projected 1.0% annual average for the combined top 351 metros, for the same period (Moody's Analytics).

        Annual Employment Growth and Unemployment Rate.    Employment growth has been positive in Atlanta, with 35,500 jobs added in the 12 months ended December 31, 2011 and 43,900 jobs added in the 12 months ended December 31, 2012. By comparison, the metro area lost a total of 183,500 jobs between 2008 and 2010. In the 12 months ended October 2013, the Atlanta metro has gained 63,300 jobs for a 2.7% increase. The unemployment rate declined from 10.1% in 2010 to 8.8% in 2012; the rate dropped further to 7.7% as of October 2013. JBREC forecasts employment in Atlanta to grow by an average of 65,000 jobs annually from 2013 through 2015, or annual growth of 2.7%. In comparison, JBREC forecasts annual employment growth nationally of 1.8% through 2015.

Annual Employment Growth and Unemployment Rate
Atlanta, GA MSA

Sources: Bureau of Labor Statistics, JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

        Metro Economy.    The Atlanta economy includes the state capital and several colleges and universities, numerous Fortune 500 companies and one of the busiest airports in the world. Atlanta also has one of the fastest growing tech sectors with 13,000 companies and nearly 200,000 employees. The metro development authority reports Atlanta has the 2nd largest telecom presence nationally with over 44,000 employed in this cluster.

        Median Household Income.    After decreasing in 2009 and 2010, the median household income in Atlanta has picked up, experiencing a 0.7% and 1.0% year over year growth rate for the year ended December 31, 2011 and the year ended December 31, 2012, respectively. Atlanta's median household income is estimated to be $57,000 as of October 2013. JBREC forecasts the median income in Atlanta will increase to $59,300 by 2015, which is a 1.9% average annual increase, slightly above the national forecast of 1.8% during the same period.

 Median Household Income
Atlanta, GA MSA

Sources: Moody's Analytics, JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

  Atlanta Housing Market Overview

        The U.S. Census Bureau's 2012 American Community Survey estimates Atlanta's housing stock at $256 billion, or approximately 2.2 million homes. Household formations have been increasing, and permits to build new single-family and multi-family homes as of December 31, 2012 were at 14,380. The Atlanta MSA peaked in 2004 at 74,007 permits. Home values dropped modestly from 2011 to 2012, but were down 33% at the trough in 2012 from the 2006 peak (according to JBREC's Burns Home Value Index™). The homeownership rate hovered between 66% and 68% from 2005-2011 but subsequently declined to 62.4% as of the third quarter of 2013.

        JBREC believes that investors will continue to find opportunities to acquire single-family homes and distressed and non-performing residential mortgage loans in the Atlanta market.

        Additionally, JBREC estimates that there is a "shadow inventory" of delinquent mortgages that have not been resolved of approximately 76,825 homes as of June 30, 2013 (most recent), down significantly from more than 150,000 in 2009.

Distressed Supply, Shadow Inventory
Atlanta, GA MSA

Source: JBREC estimates.

        Delinquency rates have steadily fallen over the last year. The combined percentage of loans at least one payment past due or in foreclosure was 10.3% as of October 2013, down from 12.7% in October 2012.

Atlanta, GA MSA
Mortgage Delinquencies and Foreclosures by Period Past Due

Source: Lender Processing Services.

Note: Data covers roughly 70% of the market.

        Supply and Demand Dynamics.    The total annual permit issuance of single-family and multi-family permits reached a trough during 2009 in Atlanta. Household growth in Atlanta has increased from lows in 2010 to an estimated 23,500 households added in 2012. JBREC forecasts that household growth will steadily increase from 29,500 new households in 2013 to 46,800 new households added in 2015. Total permits are forecasted to reach 28,500 units in 2015, a level last reached in 2007. JBREC forecasts approximately 117,100 new households will be formed in Atlanta from 2013 through 2015 compared to 73,450 total residential permits issued over the same period. Much of the additional demand for housing will be satisfied by rentals, which should keep vacancies low and rental rates rising.

 Annual Household Formation and Housing Permits
Atlanta, GA MSA

Sources: Moody's Analytics, U.S. Census Bureau, JBREC.

(P) JBREC projection; actual values may differ materially form those projected.

        Resale supply in the Atlanta MSA has declined steadily since 2011 with a moderate increase in early-2013. As of October 2013, the MSA had approximately 3.2 months of supply, based on existing home sales activity over the most recent twelve months. A 6.0 month supply is considered equilibrium for most markets. The below equilibrium inventory level could lead to more competitiveness and increasing prices in the resale market.

Estimated Resale Months of Supply
Atlanta, GA MSA

Source: JBREC.

        Homeownership Levels.    Atlanta's homeownership rate hovered between 66% and 68% from 2005 through 2011, but subsequently declined to 62.4% in the third quarter of 2013.

 Homeownership Rate—Atlanta, GA MSA

Source: U.S. Census Bureau.

        Burns Home Value Index™.    According to JBREC, home values in Atlanta reached a trough in 2012, at a level representing a 33.4% decline from the 2006 peak. JBREC forecasts home values will increase through 2015, at an average annual rate of 11.5% from 2013 to 2015.

Burns Home Value Index—Atlanta, GA MSA
Indexed to 100 for January 2002

Source: JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

        Burns Affordability Index.    In 2012, housing affordability conditions in the Atlanta MSA were at their best level going back to 1981, according to the Burns Affordability Index, which compares the monthly costs of owning the median-priced home with the median household income, taking into consideration the change in mortgage rates over time. Rising home prices and mortgage rates will reduce affordability from 2013 through 2015, but housing affordability will still remain below Atlanta's historical average.

 Burns Affordability Index—Atlanta, GA MSA

Source: JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

        Single-Family Rental and Vacancy Rates.    Single-family home average monthly rents are rising in Atlanta, while the vacancy rate is declining. From a high of 16.6% in 2009, the vacancy rate has decreased to 10.8% as of November 2013. The average monthly rental rate is $1,054 as of November 2013, up from an average of $1,011 in 2012.

Average Single-Family Rental and Vacancy Rates
Atlanta, GA MSA

Source: Rent Range, LLC.

        For three-bedroom homes the median rent per square foot has been relatively flat since 2009, sitting at $0.70 as of November 2013. The median square feet per unit for three-bedroom homes has been declining steadily as the mix of rental homes has shifted. The following table details single-family rental data specifically for three-bedroom homes in Atlanta:

Single-Family Rental Data for Three-Bedroom Homes
Atlanta, GA MSA

Year	Median Rent	Average Sq. Ft	Average Rent/Sq. Ft.
2009	$1,101	1,639	$0.67
2010	$1,079	1,594	$0.68
2011	$1,056	1,576	$0.67
2012	$1,059	1,562	$0.68
November 2013	$1,117	1,593	$0.70

Source: Rent Range, LLC.

  Chicago- Joliet- Naperville, Illinois Metropolitan Division: "Chicago"

  Chicago Economic Overview

        According to the U.S. Census Bureau's 2012 Population Estimates, the Chicago metropolitan division had 7.9 million people and, according to the 2012 U.S. Census Bureau Statistical Abstract of the United States, is the third-largest MSA in the United States by population when combined with the neighboring Gary, IN and Lake County-Kenosha County, IL-WI metropolitan divisions (an additional 1.6 million people, according to the U.S. Census Bureau, 2011 Population Estimates). There are eight counties in the Chicago Metropolitan Division. JBREC projects Chicago will average population growth of 0.5% annually from 2013 through 2015, which is below the projected national average of 1.0% annually for the same period (Moody's Analytics).

        Annual Employment Growth and Unemployment Rate.    Employment growth has been positive in Chicago, with 48,700 jobs added in the 12 months ended December 31, 2011 and 53,400 jobs added in the 12 months ended December 31, 2012. By comparison, the metro area lost a total of 266,000 jobs between 2008 and 2010. In the twelve months ended October 31, 2013, the Chicago metro division had gained 54,000 jobs, an 8.3% annual clip. The unemployment rate declined from 10.4% in 2010 to 8.9% in 2012; the rate declined further to 8.3% as of October 2013. JBREC forecasts employment in Chicago to grow by an average of 70,000 jobs annually from 2013 through 2015, or annual growth of 1.9%. In comparison, JBREC forecasts annual employment growth of 1.8% nationally through 2015.

 Annual Employment Growth and Unemployment Rate
Chicago, IL Metro Division

Sources: Bureau of Labor Statistics, JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

        Metro Economy.    The Chicago economy is diversified, with concentrations in manufacturing, transportation, information technology, R&D, and green energy. This metro employs nearly 1 million employees in the business and financial services industries, and 10% of the regional economy can be attributed to manufacturing, which employs over 400,000.

        Median Household Income.    After decreasing in 2009 and 2010, the median household income in Chicago increased, experiencing a 1.3% period over period growth rate for the year ended December 31, 2011 and flattened in the year ended December 31, 2012. JBREC forecasts the median income in Chicago will increase to $61,703 by 2015, which is a 2.7% average annual increase compared to a forecast of 1.8% nationally during the same period. JBREC estimates Chicago's median household income is $58,750 as of October 2013.

Median Household Income
Chicago, IL Metro Division

Sources: Moody's Analytics, JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

  Chicago Housing Market Overview

        The U.S. Census Bureau's 2012 American Community Survey estimates the housing stock in Chicago at nearly $516 billion, or approximately 3.2 million homes. Household formations increased in 2012 to 13,900, but then fell to 12,900 for 2013. Permits to build new single-family and multi-family homes as of December 31, 2012 were at 7,298, significantly down from the 2005 peak in the Chicago metro division of 43,976. Home values dropped dramatically from the 2006 peak to the 2012 trough, down 33% (according to JBREC's Burns Home Value Index™). JBREC forecasts home values will increase by an annual average of 8.8% through 2015. Chicago's homeownership rate peaked as high as 70.0% in 2005 but has subsequently declined to 67.1% on average for 2012 and 68.1% in 3Q13.

        JBREC believes that investors will continue to find opportunities to acquire single-family homes and distressed and non-performing residential mortgage loans in the Chicago market.

        Additionally, JBREC estimates that there is a large "shadow inventory" of delinquent mortgages that have not been resolved of approximately 131,160 homes as of June 30, 2013, down significantly from 198,353 at the end of 2011.

Distressed Supply, Shadow Inventory
Chicago, IL Metro Division

Source: JBREC estimates.

        Delinquency rates have steadily fallen over the last year. The combined percentage of loans at least one payment past due or in foreclosure was 10.4% as of October 2013, down from 14.0% in October 2012.

Chicago, IL Metro Division
Mortgage Delinquencies and Foreclosures by Period Past Due

Source: Lender Processing Services.

Note: Data covers roughly 70% of the market.

        Supply and Demand Dynamics.    Household growth in Chicago has increased from a low in 2005 to an estimated 13,900 households added in 2012. JBREC forecasts that households will steadily increase from 12,900 new households added in 2013 to 22,800 new households added in 2015. Total permits started to trend upwards in 2010 and are forecasted to reach 13,130 units in 2015, a level last reached in 2008. JBREC forecasts approximately 54,600 new households will be formed in Chicago from 2013 through 2015 compared to 33,690 total residential permits issued over the same period. Much of the additional demand for housing will be satisfied by rentals, which should keep vacancies low and rental rates rising.

Annual Household Formation and Housing Permits
Chicago, IL Metro Division

Sources: Moody's Analytics, U.S. Census Bureau, JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

        Resale supply in the Chicago metro division has declined over the last year. As of October 2013, the MSA had approximately 4.7 months of supply, based on existing home sales activity over the most recent twelve months; a 6.0 month supply is considered equilibrium for most markets.

Estimated Resale Months of Supply
Chicago, IL Metro Division

Source: JBREC.

        Homeownership Levels.    The homeownership rate in Chicago declined from a peak of 70.0% in 2005 to 67.1% on average for 2012 before increasing to 68.1% as of October 31, 2013. This rate covers the entire Chicago MSA.

Homeownership Rate—Chicago, IL Metro Division

Source: U.S. Census Bureau.

        Burns Home Value Index™.    According to JBREC, home values in Chicago experienced a 2.5% decrease in 2012 from 2011, after declining 36.1% from 2007 through 2011. Home values in the Chicago metro division are forecasted to rise at an average annual rate of 8.8% from 2013 to 2015, according to the Burns Home Value Index™.

 Burns Home Value Index—Chicago, IL Metro Division
Indexed to 100 for January 2002

Source: JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

        Burns Affordability Index.    When comparing the cost of home ownership with the median household income dating back to 1981, affordability conditions in the Chicago market reached their historical best in 2012. This estimate of the cost of ownership takes into consideration the change in mortgage rates over time, which can significantly impact the monthly payment. JBREC expects affordability in Chicago to remain better than the historical median, despite rising home values and mortgage interest rates into 2015.

Burns Affordability Index—Chicago, IL Metro Division

Source: JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

        Single-Family Rental and Vacancy Rates.    Single-family home average monthly rents are rising in Chicago, while the vacancy rate is declining. After peaking at 12.2% in 2010, the vacancy rate has decreased to 7.6% as of November 2013. The average monthly rental rate is $1,352 as of November 2013, up from an average of $1,296 in 2012.

Average Single-Family Rental and Vacancy Rates
Chicago, IL Metro Division

Source: Rent Range, LLC.

        For the three-bedroom homes the median rent per square foot has increased from $.82 in 2009 to $0.91 as of November 2013. The median square feet per unit for three-bedroom homes in Chicago was 1,610 in November 2013, up from 1,602 in 2012. The following table details single-family rental data specifically for three-bedroom homes in Chicago:

Single-Family Rental Data for Three-Bedroom Homes
Chicago, IL Metro Division

Year	Median Rent	Average Sq. Ft	Average Rent/Sq. Ft.
2009	$1,396	1,696	$0.82
2010	$1,354	1,578	$0.86
2011	$1,367	1,517	$0.90
2012	$1,343	1,463	$0.92
November 2013	$1,451	1,602	$0.91

Source: Rent Range, LLC.

  Denver-Aurora-Lakewood, Colorado MSA: "Denver"

  Denver Economic Overview

        According to the U.S. Census Bureau's 2012 Population Estimates, the Denver MSA had 2.6 million people and, according to the 2012 U.S. Census Bureau Statistical Abstract of the United States, is the twenty-first largest MSA in the United States by population. There are ten counties in the Denver MSA. Denver is projected to average population growth of 1.3% annually from 2013 through 2015, which is below the projected 1.0% annual average for the combined top 351 metros, for the same period (Moody's Analytics).

        Annual Employment Growth and Unemployment Rate.    Employment growth is positive in Denver, with 20,100 jobs added in the 12 months ended December 31, 2011 and 32,500 jobs added in the 12 months ended December 31, 2012. By comparison, the metro area lost a total of 59,600 jobs between 2009 and 2010. In the twelve months ended October 31, 2013, the Denver MSA added 33,400 jobs, a 2.6% year-over-year increase. The unemployment rate declined from 9.1% in 2010 to 7.9% in 2012, and declined to 6.0% as of October 2013. JBREC forecasts employment in Denver to grow by an average of 44,000 jobs annually from 2013 through 2015, or annual growth of 3.4%. In comparison, JBREC forecasts annual employment growth of 1.8% nationally through 2015.

Annual Employment Growth and Unemployment Rate
Denver, CO MSA

Sources: Bureau of Labor Statistics, JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

        Metro Economy.    The Denver economy is diversified and attracts industries such as aerospace, aviation, bioscience, energy, financial services, and information technology. The Chamber of Commerce indicates Denver has the highest private aerospace employment of the 50 largest metros, with 19,600 aerospace workers, adding "Colorado has the nation's second-largest aerospace economy and is home to four military commands, eight major space contractors, and more than 400 aerospace companies and suppliers." The state's energy resources paired with clean technology research and development attracted the U.S. Department of Energy's laboratory for renewable energy and energy efficiency R&D. Denver's largest private employers include Lockheed Martin, which produces aerospace and defense-related systems, broadcasting companies including CenturyLink, Comcast and DISH Network, and multiple healthcare organizations.

        Median Household Income.    After decreasing in 2009 and 2010, Denver's median household income increased 2.2% in the year ended December 31, 2011 and 1.8% for the year ended December 31, 2012. JBREC forecasts Denver's median income will increase to $65,700 by 2015, which is a 2.7% average annual increase, compared to a forecast of 1.8% nationally during the same period. JBREC estimates Denver's median household income is $62,100 as of October 2013.

 Median Household Income
Denver, CO MSA

Sources: Moody's Analytics, JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

  Denver Housing Market Overview

        The U.S. Census Bureau's 2012 American Community Survey estimates Denver's housing stock at $189 billion, or approximately 1.1 million homes. Household formations have been increasing since 2011 and permits to build new single-family and multi-family homes as of December 31, 2012 were at 13,760, down from peak activity of 23,260 permits in 2002. Home values appear to have reached a trough in 2011, down 9% from the 2006 peak levels (according to JBREC's Burns Home Value Index™). Homeownership has declined, from 71.9% in 2003 to 60.4% as of the third quarter of 2013. This decrease in recent years indicates that many traditional homeowners continue to seek housing alternatives, including through single-family rentals.

        JBREC believes that investors will continue to find opportunities to acquire single-family homes and distressed and non-performing residential mortgage loans in the Denver market.

        Additionally, JBREC estimates that there is a "shadow inventory" of delinquent mortgages that have not been resolved of approximately 17,741 homes as of June 30, 2013, down significantly from 39,313 in 2009.

 Distressed Supply, Shadow Inventory
Denver, CO MSA

Source: JBREC estimates.

        Delinquency rates have steadily fallen over the last year. The combined percentage of loans at least one payment past due or in foreclosure was 5.1% as of October 2013, down from 6.2% in October 2012.

Denver, CO MSA
Mortgage Delinquencies and Foreclosures by Period Past Due

Source: Lender Processing Services.

Note: Data covers roughly 70% of the market.

        Supply and Demand Dynamics.    The total annual permit issuance of single-family and multi-family permits reached a trough during 2009 in Denver. Household growth appears to have bottomed in Denver in 2011 at 14,800 and JBREC forecasts that household growth will steadily increase from 15,900 new households in 2013 to 20,900 new households in 2015. Total permits are forecasted to reach 18,000 units in 2015, a level last reached in 2006. JBREC forecasts approximately 54,500 new households will be formed in Denver from 2013 through 2015, compared to 46,260 homebuilding permits expected to be issued. Much of the additional demand for housing will be satisfied by rentals, which should keep vacancies low and rental rates rising.

Annual Household Formation and Housing Permits
Denver, CO MSA

Sources: Moody's Analytics, U.S. Census Bureau, JBREC.

(P) JBREC projection; actual values may differ materially form those projected.

        Resale supply in the Denver MSA troughed in April 2013 at 2.1 months of supply, gradually increased a couple of months, and has troughed again to 2.1 months of supply as of October 31, 2013, based on existing home sales activity over the most recent twelve months. Inventory remains well below equilibrium levels; a 6.0 month supply is considered equilibrium for most markets. The constrained inventory levels could lead to more competitiveness and increasing prices in the resale market.

 Estimated Resale Months of Supply
Denver, CO MSA

Source: JBREC.

        Homeownership Levels.    As of the third quarter of 2013 the homeownership rate in Denver was 60.4%, which is down from 71.9% in 2003.

Homeownership Rate—Denver, CO MSA

Source: U.S. Census Bureau.

        Burns Home Value Index™.    According to JBREC, home prices in Denver started to increase in 2012. The Burns Home Value Index™ was up 6.6% in 2012 from 2011. JBREC projects an average annual increase in home values of 6.8% for the Denver MSA from 2013 to 2015.

 Burns Home Value Index—Denver, CO MSA
Indexed to 100 for January 2002

Source: JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

        Burns Affordability Index.    Housing affordability conditions in the Denver MSA returned to normal levels as of June 2013, according to the Burns Affordability Index, which compares the monthly costs of owning the median-priced home with the median household income, taking into consideration the change in mortgage rates over time. During 2012, price increases were largely responsible for pushing the affordability index back towards the long-term median for this metro, and rising home prices and mortgage rates will reduce affordability from 2013 through 2015.

Burns Affordability Index—Denver, CO MSA

Source: JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

        Single-Family Rental and Vacancy Rates.    Single-family home average monthly rents are rising in Denver, while the vacancy rate is declining. After peaking at 10.3% in 2009, the vacancy rate has decreased to 5.1% as of November 2013. The average monthly rental rate is $1,349 as of November 2013, up from $1,297 on average in 2012.

Average Single-Family Rental and Vacancy Rates
Denver, CO MSA

Source: Rent Range, LLC.

        For three-bedroom homes, the median rent per square foot has increased from $0.83 in 2009 to $0.91 as of November 2013. The median square feet per unit for three-bedroom homes increased to the highest level since 2009. The following table details single-family rental data specifically for three-bedroom homes in Denver:

Single-Family Rental Data for Three-Bedroom Homes
Denver, CO MSA

Year	Median Rent	Average Sq. Ft	Average Rent/Sq. Ft.
2009	$1,397	1,680	$0.83
2010	$1,410	1,688	$0.84
2011	$1,466	1,673	$0.88
2012	$1,486	1,664	$0.89
November 2013	$1,538	1,696	$0.91

Source: Rent Range, LLC.

  Dallas-Fort Worth-Arlington, Texas MSA: "Dallas-Fort Worth"

  Dallas-Fort Worth Economic Overview

        According to the U.S. Census Bureau's 2012 American Community Survey, the Dallas-Fort Worth MSA had approximately 6.6 million people and, according to the 2012 U.S. Census Bureau Statistical Abstract of the United States, is the fourth-largest MSA in the United States by population. Data for the Dallas-Fort Worth metropolitan area covers twelve counties. Dallas-Fort Worth is projected to average population growth of 2.1% annually from 2013 through 2015, which is above the projected 1.0% annual average for the combined top 351 metros, for the same period (Moody's Analytics).

        Annual Employment Growth and Unemployment Rate.    Employment growth has been positive in Dallas-Fort Worth, with 70,300 jobs added in the 12 months ended December 31, 2011 and 83,800 jobs added in the 12 months ended December 31, 2012. By comparison, the metro area lost a total of 111,900 jobs between 2009 and 2010. In the twelve months ended October 31, 2013, the Dallas-Fort Worth metro added 96,100 jobs, a 3.1% year-over-year increase. The unemployment rate declined from 8.2% in 2010 to 6.7% in 2012, reaching 5.9% in October 2013. JBREC forecasts employment in Dallas-Fort Worth to grow by an average of 103,333 jobs annually from 2013 through 2015, or annual growth of 3.3%. In comparison, JBREC forecasts annual employment growth of 1.8% nationally through 2015.

Annual Employment Growth and Unemployment Rate
Dallas-Fort Worth, TX MSA

Sources: Bureau of Labor Statistics, JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

        Metro Economy.    The Dallas-Fort Worth metropolitan area has three primary industries that are the lifeblood of the economy: logistics and trade, technology, and advanced services such as the financial and technological sectors. The metro's central location provides for strong trade advantages, with robust infrastructure in place to allow businesses to move products quickly and cost-effectively.

        Median Household Income.    After decreasing in 2009, the median household income in Dallas-Fort Worth has increased, experiencing a 3.2% and 2.1% period over period growth rate for the years ended December 31, 2011 and December 31, 2012, respectively. JBREC forecasts the median income in Dallas-Fort Worth will increase to $62,960 by 2015, which is a 2.1% average annual increase, compared to a forecast of 1.8% nationally during the same period. JBREC estimates Dallas-Fort Worth's median household income is $60,150 as of October 2013.

 Median Household Income
Dallas-Fort Worth, TX MSA

Sources: Moody's Analytics, JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

  Dallas-Fort Worth Housing Market Overview

        The U.S. Census Bureau's 2012 American Community Survey estimates Dallas-Fort Worth's housing stock at $273 billion, or approximately 2.5 million homes. Household formations increased in 2011, but dipped slightly in 2012, while permits to build new single-family and multi-family homes as of December 31, 2012 were at 37,370, down from the 2005 peak in Dallas-Fort Worth of 59,895. Home values over the past decade have remained fairly constant (compared to other markets) with only a 1.7% drop from the 2007 peak to 2011 trough values (according to JBREC's Burns Home Value Index™). Homeownership has remained fairly constant over the past decade at approximately 62%, declining to 59.7% as of the third quarter of 2013.

        JBREC believes that investors will continue to find opportunities to acquire single-family homes and distressed and non-performing residential mortgage loans in the Dallas-Fort Worth market.

        Additionally, JBREC estimates that there is a "shadow inventory" of delinquent mortgages that have not been resolved of approximately 61,304 homes as of June 30, 2013, down significantly from 105,877 in late-2009.

Distressed Supply, Shadow Inventory
Dallas-Fort Worth, TX MSA

Source: JBREC estimates.

        Delinquency rates have steadily fallen over the last year. The combined percentage of loans at least one payment past due or in foreclosure was 8.8% as of October 2013, down from 9.1% in October 2012.

Dallas-Fort Worth, TX MSA
Mortgage Delinquencies and Foreclosures by Period Past Due

Source: Lender Processing Services.

Note: Data covers roughly 70% of the market.

        Supply and Demand Dynamics.    The total annual permit issuance of single-family and multi-family permits reached a trough during 2010 in Dallas-Fort Worth and has been rising since. Household growth in Dallas-Fort Worth has increased from a low in 2010 to an estimated 48,300 households added in 2012. JBREC forecasts that household growth will steadily increase from 47,500 new households in 2013 to 62,200 new households added in 2015. Total permits are forecasted to reach 45,630 units in 2015, a level last reached in 2007. JBREC forecasts approximately 166,500 new households will be formed in Dallas-Fort Worth from 2013 through 2015 compared to 124,890 total residential permits issued over the same period. Much of the additional demand for housing will be satisfied by rentals, which should keep vacancies low and rental rates rising.

Annual Household Formation and Housing Permits
Dallas-Fort Worth, TX MSA

Sources: Moody's Analytics, U.S. Census Bureau, JBREC.

(P) JBREC projection; actual values may differ materially form those projected.

        Resale supply in the Dallas-Fort Worth MSA has declined significantly over the last year. Through October 2013, the MSA had approximately 2.6 months of supply, based on existing home sales activity over the most recent twelve months. A 6.0 month supply is considered equilibrium for most markets. The limited inventory could lead to more competitiveness and increasing prices in the resale market.

Estimated Resale Months of Supply
Dallas-Fort Worth, TX MSA

Source: JBREC.

        Homeownership Levels.    As of the third quarter of 2013 the homeownership rate in Dallas-Fort Worth was 59.7%, which is down from an average of 63.8% in 2010.

Homeownership Rate—Dallas-Fort Worth, TX MSA

Source: U.S. Census Bureau.

        Burns Home Value Index™.    According to JBREC, home values in Dallas-Fort Worth were up 4.1% in 2012 from 2011. Home values in the Dallas-Fort Worth metro area are forecasted to rise at an average annual rate of 7.4% from 2013 to 2015, according to the Burns Home Value IndexTM.

Burns Home Value Index—Dallas-Fort Worth, TX MSA
Indexed to 100 for January 2002

Source: JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

        Burns Affordability Index.    Housing affordability conditions in the Dallas-Fort Worth MSA have been consistently better than normal since 2008, according to JBREC's Affordability Index, which compares the monthly costs of owning the median-priced home with the median household income, taking into consideration the change in mortgage rates over time. Rising home prices and mortgage rates will reduce affordability from 2013 through 2015, but will Dallas-Fort Worth will remain relatively affordable through 2015.

 Burns Affordability Index—Dallas-Fort Worth,
TX MSA

Source: JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

        Single-Family Rental and Vacancy Rates.    Single-family home average monthly rents are rising in Dallas-Fort Worth, while the vacancy rate is declining. After peaking at 13.5% in 2010, the vacancy rate has decreased to 9.7% as of November 2013. The average monthly rental rate is $1,163 as of November 2013, up from an average of $1,152 in 2012.

Average Single-Family Rental and Vacancy Rates
Dallas-Fort Worth, TX MSA

Source: Rent Range, LLC.

        For three-bedroom homes, the median rent per square foot has increased marginally since 2009 and was $0.77 as of November 2013. The median square feet per unit for three-bedroom homes increased in Dallas-Fort Worth as of November 2013. The following table details single-family rental data specifically for three-bedroom homes in Dallas-Fort Worth:

Single-Family Rental Data for Three-Bedroom Homes
Dallas-Fort Worth, TX MSA

Year	Median Rent	Average Sq. Ft	Average Rent/Sq. Ft.
2009	$1,227	1,616	$0.76
2010	$1,254	1,651	$0.76
2011	$1,252	1,631	$0.77
2012	$1,271	1,652	$0.77
November 2013	$1,283	1,656	$0.77

Source: Rent Range, LLC.

Houston-Sugar Land-Baytown, Texas MSA: "Houston"

  Houston Economic Overview

        According to the U.S. Census Bureau's 2012 American Community Survey, the Houston MSA had approximately 6.2 million people and is the sixth-largest MSA in the United States by population, according to the Census Bureau's 2012 Statistical Abstract of the United States. There are ten counties in the Houston MSA. Houston is projected to experience population growth of 1.9% annually from 2013 through 2015, which is nearly double the projected 1.0% annual average for the combined top 351 metros, for the same period (Moody's Analytics).

        Annual Employment Growth and Unemployment Rate.    Employment growth is positive in Houston, with 64,600 jobs added in the 12 months ended December 31, 2011 and 99,300 jobs added in the 12 months ended December 31, 2012. By comparison, the metro area lost a total of 74,000 jobs between 2009 and 2010. In the twelve months ended October 31, 2013, the Houston MSA added 79,600 jobs, a 2.9% year-over-year increase. The unemployment rate declined from 8.5% in 2010 to 6.8% in 2012; the rate dropped further to 5.9% as of October 2013. JBREC forecasts employment in Houston to grow by an average of 91,667 jobs annually from 2013 through 2015, or annual growth of 3.3%. In comparison, JBREC forecasts annual employment growth of 1.8% nationally through 2015.

Annual Employment Growth and Unemployment Rate
Houston, TX MSA

Sources: Bureau of Labor Statistics, JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

        Metro Economy.    The Houston metro area is home to twenty-five Fortune 500 companies, the third highest concentration in the U.S., as well as a substantial oil and gas cluster and a very active, international port. Houston's strong infrastructure supports growing industries, including energy, health care, nanotechnology, aerospace, and information technology. The Texas Medical Center is the largest complex in the world, with 54 institutions employing 106,000 and treating over 7 million patients annually.

        Median Household Income.    After decreasing in 2009, Houston's median household income has steadily increased, experiencing 3.6% and 2.1% period over period growth for the years ended December 31, 2011 and December 31, 2012, respectively. JBREC forecasts Houston's median income will increase to $61,300 by 2015, which is a 1.6% average annual increase compared to a forecast of 1.8% nationally during the same period. JBREC estimates Houston's median household income is $59,200 as of October 2013.

Median Household Income
Houston, TX MSA

Sources: Moody's Analytics, JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

  Houston Housing Market Overview

        The U.S. Census Bureau's 2012 American Community Survey estimates Houston's housing stock at $251 billion or approximately 2.4 million homes. Household formations have been increasing since 2012 and permits to build new single-family and multi-family homes as of December 31, 2012 were at 43,293, down from Houston's peak of 71,719 permits in 2006. Home values in Houston remained fairly steady in the mid-2000s (according to JBREC's Burns Home Value IndexTM), and were up 4.7% in 2012 year-over-year. The homeownership rate peaked in 2008 at 64.8%, and has subsequently declined to 62.2% on average for 2012. The rate reached 59.5% at the end of the third quarter of 2013.

        JBREC believes that investors will continue to find opportunities to acquire single-family homes and distressed and non-performing residential mortgage loans in the Houston market.

        Additionally, JBREC estimates that there is a "shadow inventory" of delinquent mortgages that have not been resolved of approximately 51,523 homes as of June 30, 2013, down significantly from 90,198 in 2009.

Distressed Supply, Shadow Inventory
Houston, TX MSA

Source: JBREC estimates.

        Delinquency rates have steadily fallen over the last year. The combined percentage of loans at least one payment past due or in foreclosure was 8.5% as of October 2013, down from 9.0% in October 2012.

Houston, TX MSA
Mortgage Delinquencies and Foreclosures by Period Past Due

Source: Lender Processing Services.

Note: Data covers roughly 70% of the market.

        Supply and Demand Dynamics.    The total annual permit issuance of single-family and multi-family permits has been trending up since the 2009 trough in Houston. Household growth in Houston has increased from the low in 2007 to an estimated 42,000 households added in 2012. JBREC forecasts that households will steadily increase from 41,100 new households added in 2013 to 48,300 new households in 2015. Total permits are forecasted to reach 63,000 units in 2015, a level last reached in 2007. JBREC forecasts approximately 135,800 new households will be formed in Houston from 2013 through 2015 compared to 171,500 total residential permits issued over the same period.

Annual Household Formation and Housing Permits
Houston, TX MSA

Sources: Moody's Analytics, U.S. Census Bureau, JBREC.

(P) JBREC projection; actual values may differ materially form those projected.

        Resale supply in the Houston MSA has declined steadily over the last year. The declining inventory levels could lead to more competitiveness and increasing prices in the resale market. Through October 2013, the MSA had approximately 3.1 months of supply, based on existing home sales activity over the most recent twelve months. A 6.0 month supply is considered equilibrium for most markets.

Estimated Resale Months of Supply
Houston, TX MSA

Source: JBREC.

        Homeownership Levels.    The homeownership rate averaged 59.5% in the third quarter of 2013, down from a high of 64.8% in 2008.

Homeownership Rate—Houston, TX MSA

Source: U.S. Census Bureau.

        Burns Home Value Index™.    According to JBREC, home values in Houston experienced a 4.7% increase in 2012 from 2011. Home values in the Houston metro area are forecasted to rise at an average annual rate of 6.3% from 2013 to 2015, according to the Burns Home Value Index™.

Burns Home Value Index—Houston, TX MSA
Indexed to 100 for January 2002

Source: JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

        Burns Affordability Index.    When comparing the monthly costs of owning the median-priced home with the median household income, current affordability conditions are good in the Houston MSA. JBREC's Affordability Index takes into consideration the change in mortgage rates over time in its estimate of the costs of ownership, which can significantly impact the monthly payment. Rising home prices and mortgage rates will reduce affordability from 2013 through 2015, bringing the market to levels more consistent with its historical median affordability.

 Burns Affordability Index—Houston, TX MSA

Source: JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

        Single-Family Rental and Vacancy Rates.    Single-family home average monthly rents are rising in Houston, while the vacancy rate is declining. After peaking at 16.2% in 2010, the vacancy rate has decreased to 11.6% as of November 2013. The average monthly rental rate is $1,237 as of November 2013, up from an average of $1,182 in 2012.

Average Single-Family Rental and Vacancy Rates
Houston, TX MSA

Source: Rent Range, LLC.

        For the three-bedroom homes the median rent per square foot has been increasing from a low of $0.77 per square foot in 2011 to $0.82 as of November 2013. The median square feet per unit for three-bedroom homes increased in Houston in November 2013. The following table details single-family rental data specifically for three-bedroom homes in Houston:

 Single-Family Rental Data for Three-Bedroom Homes
Houston, TX MSA

Year	Median Rent	Average Sq. Ft	Average Rent/Sq. Ft.
2009	$1,345	1,713	$0.79
2010	$1,299	1,692	$0.77
2011	$1,289	1,669	$0.77
2012	$1,308	1,644	$0.80
November 2013	$1,385	1,692	$0.82

Source: Rent Range, LLC.

  Las Vegas, Nevada MSA (Clark County): "Las Vegas"

  Las Vegas Economic Overview

        According to the U.S. Census Bureau's 2012 American Community Survey, the Las Vegas MSA had approximately 2.0 million people, and is the nineteenth-largest MSA in the United States by population according to the Census Bureau's 2012 Statistical Abstract of the United States. There are four counties in the Las Vegas MSA. Las Vegas is projected to experience population growth of 1.4% annually from 2013 through 2015, which is above the projected 1.0% annual average for the combined top 351 metros, for the same period (Moody's Analytics).

        Annual Employment Growth and Unemployment Rate.    Employment growth has been positive in Las Vegas, with 4,600 jobs added in the 12 months ended December 31, 2011 and 15,400 jobs added in the 12 months ended December 31, 2012. By comparison, the metro area lost a total of 124,400 jobs between 2008 and 2010. In the twelve months ended October 31, 2013, the Las Vegas metro added 17,400 jobs, a 2.1% annual clip. The unemployment rate declined from 14.2% in 2010 to 11.2% in 2012, reaching 9.4% in October 2013. JBREC forecasts employment in Las Vegas to grow by an average of 20,000 jobs annually from 2013 through 2015, or annual growth of 2.4%. In comparison, JBREC forecasts annual employment growth of 1.8% nationally through 2015.

Annual Employment Growth and Unemployment Rate
Las Vegas, NV MSA

Sources: Bureau of Labor Statistics, JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

        Metro Economy.    The Las Vegas economy is primarily focused on tourism, entertainment, and hospitality. According to the Las Vegas Convention and Visitors Bureau, the metro accommodated over 39.7 million visitors in 2012, including 4.9 million convention attendees. Gaming revenues contributed $9.4 billion to the local economy. Through local and state efforts, the metro economy is branching into technology and e-commerce. Additionally, the potential construction of a new interstate freeway which would span from Canada to Mexico, connecting Las Vegas to Phoenix, would likely add new construction jobs in the short term and further diversify the Las Vegas economy, potentially making it a national transportation hub.

        Median Household Income.    After decreasing in 2009 and 2010, the median household income in Las Vegas increased by 1.4% in 2011 and 1.6% in 2012. JBREC forecasts the median income in Las Vegas will increase to $56,600 by 2015, which is a 2.4% average annual increase compared to a forecast of 1.8% nationally during the same period. JBREC estimates Las Vegas' median household income is $53,400 as of October 2013.

Median Household Income
Las Vegas, NV MSA

Sources: Moody's Analytics, JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

  Las Vegas Housing Market Overview

        The U.S. Census Bureau's 2012 American Community Survey estimates the housing stock in Las Vegas at nearly $67 billion, or approximately 0.8 million homes. Household formations have been increasing since 2011, and permits to build new single-family and multi-family homes as of December 31, 2012 were at 7,375, down from the peak in the Las Vegas MSA of 39,237 in 2005. Home values dropped dramatically from the 2006 peak to the 2011 trough, down 60% (according to JBREC's Burns Home Value Index™) before increasing by 3.8% in 2012. The homeownership rate peaked as high as 63.4% in 2004 but has subsequently declined to 52.6% on average for 2012 and 54.8% as of the third quarter of 2013.

        JBREC believes that investors will continue to find opportunities to acquire single-family homes and distressed and non-performing residential mortgage loans in the Las Vegas market.

        Additionally, JBREC estimates that there is a large "shadow inventory" of delinquent mortgages that have not been resolved of approximately 27,584 homes as of June 30, 2013, down significantly from 64,470 in late-2009.

Distressed Supply, Shadow Inventory
Las Vegas, NV MSA

Source: JBREC estimates.

        Delinquency rates have steadily fallen over the last year. The combined percentage of loans at least one payment past due or in foreclosure was 12.5% as of October 2013, down from 16.9% in October 2012.

Las Vegas, NV MSA
Mortgage Delinquencies and Foreclosures by Period Past Due

Source: Lender Processing Services.

Note: Data covers roughly 70% of the market.

        Supply and Demand Dynamics.    Household growth in Las Vegas has increased from a low in 2011 to an estimated 12,900 households added in 2012. JBREC forecasts that households will steadily increase from 13,000 new households added in 2013 to 26,300 new households added in 2015. Total permits started to trend upwards in 2012 and are forecasted to reach 14,700 units in 2015, a level last reached in 2007. JBREC forecasts approximately 59,300 new households will be formed in Las Vegas from 2013 through 2015 compared to 35,700 total residential permits issued over the same period. Much of the additional demand for housing will be satisfied by rentals, which should keep vacancies low and rental rates rising.

Annual Household Formation and Housing Permits
Las Vegas, NV MSA

Sources: Moody's Analytics, U.S. Census Bureau, JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

        Resale supply in the Las Vegas MSA has slightly increased since July 2013. Through October 2013, the MSA had approximately 4.6 months of supply, based on existing home sales activity over the most recent twelve months. A 6.0 month supply is considered equilibrium for most markets. The below equilibrium levels of inventory could lead to more competitiveness and increasing prices in the resale market.

Estimated Resale Months of Supply
Las Vegas, NV MSA

Source: JBREC.

        Homeownership Levels.    The homeownership rate in Las Vegas declined from a peak of 63.4% in 2004 to 52.6% on average for 2012 and 54.8% at the end of the third quarter of 2013.

Homeownership Rate—Las Vegas, NV MSA

Source: U.S. Census Bureau.

        Burns Home Value Index™.    According to JBREC, home values in Las Vegas experienced a 3.2% increase in 2012 from 2011, after declining 60% from 2006 through 2011. Home values in the Las Vegas metro area are forecasted to rise at an average annual rate of 17.2% from 2013 to 2015, according to the Burns Home Value Index™.

Burns Home Value Index—Las Vegas, NV MSA
Indexed to 100 for January 2002

Source: JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

        Burns Affordability Index.    When comparing the cost of ownership dating back to 1981 with the median household income, affordability conditions in the Las Vegas market reached their historical best in 2012. This estimate of the costs of ownership takes into consideration the change in mortgage rates over time, which can significantly impact the monthly payment. JBREC expects affordability in Las Vegas to approach the historical median by 2015 as home prices and mortgage rates rise.

Burns Affordability Index—Las Vegas, NV MSA

Source: JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

        Single-Family Rental and Vacancy Rates.    Single-family home average monthly rents and vacancy rates are rising in Las Vegas. After peaking at 14.4% in 2009, the vacancy rate has decreased to 12.6% as of November 2013. The average monthly rental rate is $1,077 as of November 2013, up from an average of $1,023 in 2012.

Average Single-Family Rental and Vacancy Rates
Las Vegas, NV MSA

Source: Rent Range, LLC.

        For the three-bedroom homes the median rent per square foot decreased from $0.77 in 2009 to $0.74 as of November 2013. The median square feet per unit for three-bedroom homes in Las Vegas was 1,630 in November 2013, up slightly from 1,597 in 2012. The following table details single-family rental data specifically for three-bedroom homes in Las Vegas:

Single-Family Rental Data for Three-Bedroom Homes
Las Vegas, NV MSA

Year	Median Rent	Average Sq. Ft	Average Rent/Sq. Ft.
2009	$1,263	1,631	$0.77
2010	$1,209	1,605	$0.75
2011	$1,182	1,601	$0.74
2012	$1,146	1,597	$0.72
November 2013	$1,209	1,630	$0.74

Source: Rent Range, LLC.

  Miami-Fort Lauderdale-Pompano Beach, Florida MSA: "Miami"

  Miami Economic Overview

        According to the U.S. Census Bureau's 2012 American Community Survey, the Miami MSA had approximately 5.7 million people and according to the 2012 U.S. Census Bureau, Statistical Abstract of the United States, is the eighth-largest MSA in the United States by population. There are three counties in the Miami MSA. Miami is projected to average population growth of 1.6% annually from 2013 through 2015, which is above the projected 1.0% annual average for the combined top 351 metros, for the same period (Moody's Analytics).

        Annual Employment Growth and Unemployment Rate.    Employment growth is positive in Miami, with 39,000 jobs added in the 12 months ended December 31, 2011 and 49,300 jobs added in the 12 months ended December 31, 2012. By comparison, the metro area lost a total of 228,600 jobs between 2008 and 2010. The Miami MSA added 40,500 jobs, an increase of 1.8% for the twelve months ended October 31, 2013. The unemployment rate declined from 11.2% in 2010 to 8.5% in 2012, reaching 7.0% as of October 2013. JBREC forecasts employment in Miami to grow by an average of 41,000 jobs annually from 2013 through 2015, or annual growth of 1.8%. In comparison, JBREC forecasts annual employment growth of 1.8% nationally through 2015.

Annual Employment Growth and Unemployment Rate
Miami, FL MSA

Sources: Bureau of Labor Statistics, JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

        Metro Economy.    The Miami economy has a large emphasis on tourism, international trade, and commerce. Miami's Port supports more than 207,000 jobs in South Florida and has an economic impact of $27 billion annually. The metro is geographically well-suited for trade across the world, including Latin America, South America, the Caribbean, Europe, Asia, and Africa. The metro also has a large footprint in international banking and provides attractive incentives that draw new businesses to the region.

        Median Household Income.    After decreasing in 2009 and 2010, the median household income is increasing in Miami, experiencing a 3.1% and 2.5% period over period growth rate for the year ended December 31, 2011 and the year ended December 31, 2012, respectively. JBREC forecasts the median income in Miami will increase to $52,200 by 2015, which is a 3.0% average annual increase compared to a forecast of 1.8% nationally during the same period. JBREC estimates Miami's median household income is $48,900 as of October 2013.

Median Household Income
Miami, FL MSA

Sources: Moody's Analytics, JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

  Miami Housing Market Overview

        The U.S. Census Bureau's 2012 American Community Survey estimates Miami's housing stock at $326 billion, or approximately 2.5 million homes. Household formations increased in 2010 by 22,800, with a slight dip in 2011 and 2012 with 16,000 and 16,700 respectively. Permits to build new single-family and multi-family homes as of December 31, 2012 were at 13,261, down from the 2004 peak of 46,084, but above the 2009 trough of 3,875. Home values dropped significantly from 2006 to 2011, declining 49% from peak to trough (according to JBREC's Burns Home Value Index™). The homeownership rate peaked as high as 69.2% in 2005 but has subsequently declined to 59.9% as of the third quarter of 2013.

        JBREC believes that investors will continue to find opportunities to acquire single-family homes and distressed and non-performing residential mortgage loans in the Miami market.

        Additionally, JBREC estimates that there is a "shadow inventory" of delinquent mortgages that have not been resolved of approximately 118,332 homes as of June 30, 2013, down significantly from 205,913 in early-2010.

 Distressed Supply, Shadow Inventory
Miami, FL MSA

Source: JBREC estimates.

        Delinquency rates have steadily fallen over the last year. The combined percentage of loans with at least one payment past due or in foreclosure was 16.8% as of October 2013, down from 22.3% in October 2012.

Miami, FL MSA
Mortgage Delinquencies and Foreclosures by Period Past Due

Source: Lender Processing Services.

Note: Data covers roughly 70% of the market.

        Supply and Demand Dynamics.    The total annual permit issuance of single-family and multi-family permits reached a trough during 2009 in Miami. Household growth in Miami has recovered from a low in 2007 but declined from a recent peak in 2010, with an estimated 13,800 households added in 2012. JBREC forecasts that household growth will steadily increase from 12,000 new households in 2013 to 36,300 new households in 2015. Total permits are forecasted to reach 24,120 units in 2015. JBREC forecasts approximately 71,800 new households will be formed in Miami from 2013 through 2015 compared to 64,970 total residential permits issued over the same period. Much of the additional demand for housing will be satisfied by rentals, which should keep vacancies low and rental rates rising.

 Annual Household Formation and Housing Permits
Miami, FL MSA

Sources: Moody's Analytics, U.S. Census Bureau, JBREC.

(P) JBREC projection; actual values may differ materially form those projected.

        Resale supply in the Miami MSA has declined steadily over the last year. The declining inventory levels could lead to more competitiveness and increasing prices in the resale market. Through October, 2013, the MSA had approximately 3.8 months of supply, based on existing home sales activity over the most recent twelve months. A 6.0 month supply is considered equilibrium for most markets.

Estimated Resale Months of Supply
Miami, FL MSA

Source: JBREC.

        Homeownership Levels.    As of September 30, 2013, the homeownership rate in Miami was 59.9%, which is down from a high of 69.2% in 2005.

 Homeownership Rate—Miami, FL MSA

Source: U.S. Census Bureau.

        Burns Home Value Index™.    According to JBREC, home values in Miami tumbled by 49% from the peak in 2006 to the trough in 2011. During 2012, home values increased by 4.9%. Home values in the Miami metro area are forecasted to rise at an average annual rate of 10.2% from 2013 to 2015, according to the Burns Home Value Index™.

Burns Home Value Index—Miami, FL MSA
Indexed to 100 for January 2002

Source: JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

        Burns Affordability Index.    When comparing the monthly costs of owning the median-priced home with the median household income, affordability conditions are currently very good in relation to history in the Miami MSA. JBREC's Affordability Index takes into consideration the change in mortgage rates over time in its estimate of the costs of ownership, which can significantly impact the monthly payment. Rising home prices and mortgage rates will push affordability back to the historical average by 2015.

Burns Affordability Index—Miami, FL MSA

Source: JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

        Single-Family Rental and Vacancy Rates.    Single-family home average monthly rents are rising in Miami, while the vacancy rate is declining. After peaking at 13.2% in 2009, the vacancy rate has decreased to 9.2% as of November 2013. The average monthly rental rate is $1,674 as of November 2013, up from an average of $1,660 in 2012.

Average Single-Family Rental and Vacancy Rates
Miami, FL MSA

Source: Rent Range, LLC.

        For the three-bedroom homes the median rent per square foot has increased to $1.19 in November 2013 from a low of $0.91 in 2010. The median square feet per unit for three-bedroom homes in Miami has decreased in November 2013 to 1,735, down from 2,117 in 2010. The following table details single-family rental data specifically for three-bedroom homes in Miami:

Single-Family Rental Data for Three-Bedroom Homes
Miami, FL MSA

Year	Median Rent	Average Sq. Ft	Average Rent/Sq. Ft.
2009	$1,865	1,765	$1.06
2010	$1,928	2,117	$0.91
2011	$1,976	1,797	$1.10
2012	$2,030	1,714	$1.18
November 2013	$2,060	1,735	$1.19

Source: Rent Range, LLC.

  Oakland-Fremont-Hayward, California Metropolitan Division: "Oakland"

  Oakland Economic Overview

        According to the U.S. Census Bureau's 2012 American Community Survey, the Oakland metropolitan division, which consists of Alameda and Contra Costa counties, has 2.6 million people. When combined with the San Francisco-San Mateo-Redwood City metropolitan division, the overall MSA is the eleventh-largest MSA in the United States by population, according to the 2012 U.S. Census Bureau, Statistical Abstract of the United States. The population in Oakland is projected to grow at an average annual rate of 1.0% from 2013-2017, which is on par with the projected 1.0% annual average for the combined top 351 metros, for the same period (Moody's Analytics).

        Annual Employment Growth and Unemployment Rate.    Employment growth has been positive in Oakland, with 8,900 jobs added in the 12 months ended December 31, 2011 and 22,500 jobs added in the 12 months ended December 31, 2012. By comparison, the metro area lost a total of 99,800 jobs between 2008 and 2010. In the twelve months ended October 31, 2013, the Oakland metro division added 5,800 jobs for a 0.6% annual increase. The unemployment rate declined from 11.2% in 2010 to 9.0% in 2012, reaching 7.0% as of October 2013. JBREC forecasts employment in Oakland to grow by an average of 24,000 jobs annually from 2013 through 2015, or annual growth of 2.4%. In comparison, JBREC forecasts annual employment growth of 1.8% nationally through 2015.

Annual Employment Growth and Unemployment Rate
Oakland, CA Metro Division

Sources: Bureau of Labor Statistics, JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

        Metro Economy.    The Oakland economy is diverse, with leading industries such as healthcare, manufacturing, and maritime industry. Oakland's port is one of the nation's largest in terms of tonnage handled annually and supports a large number of local jobs. Local leaders are taking steps to further diversify Oakland's economy, by making the metro more attractive to retailers and merchants, and further developing its port to handle newer container vessels.

        Median Household Income.    After decreasing in 2009 and 2010, the median household income in Oakland increased 2.1% period over period growth rate for the year ended December 31, 2011 and fell marginally by 0.4% for the year ended December 31, 2012. JBREC forecasts the median income in Oakland will increase to $74,500 by 2015, which is a 1.5% average annual increase compared to a forecast of 1.8% nationally during the same period. JBREC estimates Oakland's median household income is $71,200 as of October 2013.

Median Household Income
Oakland, CA Metro Division

Sources: Moody's Analytics, JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

  Oakland Housing Market Overview

        The U.S. Census Bureau's 2012 American Community Survey estimates Oakland housing stock at nearly $270 billion, or approximately 1.0 million homes. Household formations peaked in 2008, but have still been growing at a moderate rate since. Permits to build new single-family and multi-family homes as of December 31, 2012 were at 4,896, down from the peak in the Oakland metro division of 11,352 in 2003. Home values dropped dramatically from the 2006 peak to the 2011 trough, down 40% (according to JBREC's Burns Home Value Index™) before increasing by 6.6% in 2012.

        JBREC believes that investors will continue to find opportunities to acquire single-family homes and distressed and non-performing residential mortgage loans in the Oakland market.

        Additionally, JBREC estimates that there is a moderate "shadow inventory" of delinquent mortgages that have not been resolved of approximately 15,417 homes as of June 30, 2013, down significantly from 51,474 in late-2009.

 Distressed Supply, Shadow Inventory
Oakland, CA Metro Division

Source: JBREC estimates.

        Delinquency rates have steadily fallen over the last year. The combined percentage of loans with at least one payment past due or in foreclosure was 5.1% as of October 2013, down from 7.2% in October 2012.

Oakland, CA Metro Division
Mortgage Delinquencies and Foreclosures by Period Past Due

Source: Lender Processing Services.

Note: Data covers roughly 70% of the market.

        Supply and Demand Dynamics.    Household growth in Oakland has increased from a low in 2004 to an estimated 8,400 households added in 2012. JBREC forecasts that households will steadily increase from 7,700 new households added in 2013 to 11,100 new households added in 2015. Total permits started to trend upwards in 2012 and are forecasted to reach 8,700 units in 2015, a level last reached in 2006. JBREC forecasts approximately 29,000 new households will be formed in Oakland from 2013 through 2015 compared to 23,000 total residential permits issued over the same period. Much of the additional demand for housing will be satisfied by rentals, which should keep vacancies low and rental rates rising.

 Annual Household Formation and Housing Permits
Oakland, CA Metro Division

Sources: Moody's Analytics, U.S. Census Bureau, JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

        Resale supply in the Oakland metro division increased modestly in the first half of 2013, from a probable bottom in December 2012 at 0.8 months of supply. Resale supply has been declining slightly since July 2013, and as of October 2013 the metro division had approximately 1.6 months of supply, based on existing home sales activity over the most recent twelve months. A 6.0 month supply is considered equilibrium for most markets. The limited inventory levels could lead to more competitiveness and increasing prices in the resale market.

Estimated Resale Months of Supply
Oakland CA, Metro Division

Source: JBREC.

        Homeownership Levels.    The U.S. Census Bureau does not have recent homeownership rate data for the Oakland Metropolitan Division.

        Burns Home Value Index™.    According to JBREC, home values in Oakland experienced a 6.6% increase in 2012 from 2011, after declining 40% from 2006 through 2011. Home values in the Oakland metro division are forecasted to rise at an average annual rate of 14% from 2013 to 2015, according to the Burns Home Value Index™.

 Burns Home Value Index—Oakland, CA Metro Division
Indexed to 100 for January 2002

Source: JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

        Burns Affordability Index.    When comparing the cost of ownership dating back to 1981 with the median household income, affordability conditions in the Oakland market reached their historical best in 2012. This estimate of the cost of ownership takes into consideration the change in mortgage rates over time, which can significantly impact the monthly payment. JBREC expects affordability in Oakland to return to and exceed the historical median by 2015 as home prices and mortgage rates rise.

Burns Affordability Index—Oakland, CA Metro Division

Source: JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

        Single-Family Rental and Vacancy Rates.    Single-family home average monthly rents are rising in Oakland, while the vacancy rate is declining. After peaking at 6.7% in 2009, the vacancy rate has decreased to 4.1% as of November 2013. The average monthly rental rate is $1,874 as of November 2013, up from an average of $1,771 in 2012.

 Average Single-Family Rental and Vacancy Rates
Oakland, CA Metro Division

Source: Rent Range, LLC.

        For three-bedroom homes, the median rent per square foot has increased since 2009, at $1.42 as of November 2013. The median square feet per unit for three-bedroom homes in Oakland was 1,596 in November 2013, up slightly from 1,523 in 2012. The following table details single-family rental data specifically for three-bedroom homes in Oakland:

Single-Family Rental Data for Three-Bedroom Homes
Oakland, CA Metro Division

Year	Median Rent	Average Sq. Ft	Average Rent/Sq. Ft.
2009	$2,056	1,558	$1.32
2010	$2,019	1,532	$1.32
2011	$2,094	1,545	$1.36
2012	$2,133	1,523	$1.40
November 2013	$2,271	1,596	$1.42

Source: Rent Range, LLC.

  Orlando-Kissimmee-Sanford, Florida MSA: "Orlando"

  Orlando Economic Overview

        According to the U.S. Census Bureau's 2012 American Community Survey, the Orlando metropolitan area had 2.2 million people and, according to the 2012 U.S. Census Bureau Statistical Abstract of the United States, is the twenty-sixth-largest MSA in the United States by population and home to approximately 11% of Florida's population. There are four counties in the Orlando MSA. Orlando is projected to average population growth of 2.5% annually from 2013 through 2015, which is more than double the projected 1.0% annual average for the combined top 351 metros, for the same period (Moody's Analytics).

        Annual Employment Growth and Unemployment Rate.    Employment growth has been positive in Orlando, with 13,400 jobs added in the 12 months ended December 31, 2011 and 25,400 jobs added in the 12 months ended December 31, 2012. By comparison, the metro area lost a total of 89,500 jobs between 2008 and 2010. The Orlando metro added 29,100 jobs in the twelve months ended October 31, 2013, a 2.8% annual increase. The unemployment rate declined from 11.3% in 2010 to 8.4% in 2012. Orlando added 29,100 jobs year-over-year as of October 31, 2013, dropping the unemployment rate down to 6.0%. JBREC forecasts Orlando employment to grow by an average of 24,000 jobs annually from 2013 through 2015, or annual growth of 2.3%. In comparison, JBREC forecasts annual employment growth of 1.8% nationally through 2015.

Annual Employment Growth and Unemployment Rate
Orlando, FL MSA

Sources: Bureau of Labor Statistics, JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

        Metro Economy.    The Orlando economy benefits from a globally-recognized tourism industry that saw a record 57 million visitors in 2012. This sector alone has an economic impact of more than $27.6 billion. Although Orlando is famous for its vacation destinations such as Disneyworld, Universal Studios, and SeaWorld, employment in Orlando is distributed over many industries and sectors. Other equally strong innovative sectors include Orlando's Aerospace & Defense sector, Modeling, Simulation and Training, Life Sciences and Biotechnology and Digital Media clusters.

        Median Household Income.    After decreasing in 2009 and 2010, the median household income in Orlando has started to increase; experiencing a 2.4% and 0.5% period over period growth rate for the year ended December 31, 2011 and the year ended December 31, 2012, respectively. JBREC forecasts the median income in Orlando will increase to $49,500 by 2015, which is a 1.0% average annual increase, compared to a forecast of 1.8% nationally during the same period. JBREC estimates Orlando's median household income is $48,100 as of October 2013.

 Median Household Income
Orlando, FL MSA

Sources: Moody's Analytics, JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

  Orlando Housing Market Overview

        The U.S. Census Bureau's 2012 American Community Survey estimates Orlando's housing stock at more than $89 billion or approximately 951,000 homes. Household formations have been increasing since 2010 and permits to build new single-family and multi-family homes as of December 31, 2012 were at 12,006 still below the peak of 36,137 in 2005. Home values dropped significantly from 2006 to 2011, declining 50% from peak to trough annual values (according to JBREC's Burns Home Value Index™). The homeownership rate peaked as high as 72.4% in 2009 but has subsequently declined to 68.0% for 2012 and 63.2% at the end of 3Q13.

        JBREC believes that investors will continue to find opportunities to acquire single-family homes and distressed and non-performing residential mortgage loans in the Orlando market.

        Additionally, JBREC estimates that there is a "shadow inventory" of delinquent mortgages that have not been resolved of approximately 41,968 homes as of June 30, 2013, down significantly from 84,672 in 2009.

Distressed Supply, Shadow Inventory
Orlando, FL MSA

Source: JBREC estimates.

        Delinquency rates have steadily fallen over the last year. The combined percentage of loans with at least one payment past due or in foreclosure was 14.6% as of October 2013, down from 19.6% in October 2012.

Orlando, FL MSA
Mortgage Delinquencies and Foreclosures by Period Past Due

Source: Lender Processing Services.

Note: Data covers roughly 70% of the market.

        Supply and Demand Dynamics.    The total annual permit issuance of single-family and multi-family permits reached a trough during 2009 in Orlando. Household growth in Orlando has increased from a low in 2009 to an estimated 12,000 households added in 2012. JBREC forecasts that household growth will steadily increase from 15,100 new households in 2013 to 22,900 new households in 2015. Total permits are forecasted to reach 21,860 units in 2015, a level last reached in 2006. JBREC forecasts approximately 56,100 new households will be formed in Orlando from 2013 through 2015 compared to 58,760 total residential permits issued over the same period.

Annual Household Formation and Housing Permits
Orlando, FL MSA

Sources: Moody's Analytics, U.S. Census Bureau, JBREC.

(P) JBREC projection; actual values may differ materially form those projected.

        Resale supply in the Orlando MSA declined steadily in the first half of 2013 and has been rising slightly since July. The declining inventory levels could lead to more competitiveness and increasing prices in the resale market. Through October 2013, the MSA had approximately 3.8 months of supply, based on existing home sales activity over the most recent twelve months. A 6.0 month supply is considered equilibrium for most markets.

Estimated Resale Months of Supply
Orlando, FL MSA

Source: JBREC.

        Homeownership Levels.    The homeownership rate peaked at 72.4% in 2009, but declined to 68.0% in 2012 and to 63.2% at the end of the third quarter of 2013.

Homeownership Rate—Orlando, FL MSA

Source: U.S. Census Bureau.

        Burns Home Value Index™.    According to JBREC, home values in Orlando experienced a 2.8% increase in 2012 after a 50% decline from 2006 to 2011. Home values in the Orlando metro area are forecasted to rise at an average annual rate of 9.5% from 2013 to 2015, according to the Burns Home Value Index™.

Burns Home Value Index—Orlando, FL MSA
Indexed to 100 for January 2002

Source: JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

        Burns Affordability Index.    When comparing the monthly costs of owning the median-priced home with the median household income, affordability conditions are very good in the Orlando MSA. JBREC's Affordability Index takes into consideration the change in mortgage rates over time in its estimate of the costs of ownership, which can significantly impact the monthly payment. Affordability conditions in 2012 were at the market's best going back to 1981. JBREC forecasts affordability conditions in Orlando will weaken through 2015 as home prices and mortgage rates are expected to rise.

Burns Affordability Index—Orlando, FL MSA

Source: JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

        Single-Family Rental and Vacancy Rates.    Single-family home average monthly rents are rising in Orlando, while the vacancy rate is declining. After peaking at 22.8% in 2009, the vacancy rate has decreased to 11.7% as of November 2013. The average monthly rental rate is $1,132 as of November 2013, up from an average of $1,052 in 2012.

Average Single-Family Rental and Vacancy Rates
Orlando, FL MSA

Source: Rent Range, LLC.

        For the three-bedroom homes the median rent per square foot has increased marginally from $0.75 in 2009 to $0.78 in November 2013. The median square feet per unit for three-bedroom homes started to increase steadily starting in 2012, reaching 1,597 in November 2013. The following table details single-family rental data specifically for three-bedroom homes in Orlando:

Single-Family Rental Data for Three-Bedroom Homes
Orlando, FL MSA

Year	Median Rent	Average Sq. Ft	Average Rent/Sq. Ft.
2009	$1,168	1,558	$0.75
2010	$1,119	1,548	$0.72
2011	$1,125	1,540	$0.73
2012	$1,160	1,560	$0.74
November 2013	$1,247	1,597	$0.78

Source: Rent Range, LLC.

  Phoenix- Mesa- Glendale, Arizona MSA: "Phoenix"

  Phoenix Economic Overview

        According to the U.S. Census Bureau 2012 American Community Survey, the Phoenix metropolitan area had 4.3 million people and, according to the 2012 U.S. Census Bureau, Statistical Abstract of the United States, is the fourteenth-largest MSA in the United States by population, and is home to approximately 66% of Arizona's population. The Phoenix metropolitan area consists of Maricopa and Pinal counties. Phoenix is projected to experience population growth of 2.7% from 2013 through 2015, which is more than double the projected 1.0% annual average for the combined top 351 metros, for the same period (Moody's Analytics).

        Annual Employment Growth and Unemployment Rate.    Employment growth has been positive in Phoenix since 2011, with 25,200 jobs added in the 12 months ended December 31, 2011 and 41,500 jobs added in the 12 months ended December 31, 2012. By comparison, the metro area lost a total of 228,500 jobs between 2008 and 2010. In the twelve months ended October 31, 2013, the Phoenix metro added 36,000 jobs for a 2.0% annual increase. The unemployment rate declined from 9.7% in 2010 to 7.3% in 2012, reaching 6.8% in October 2013. JBREC forecasts employment in Phoenix to grow by an average of 50,000 jobs annually from 2013 through 2015, or annual growth of 2.8%. In comparison, JBREC forecasts annual employment growth of 1.8% nationally through 2015.

Annual Employment Growth and Unemployment Rate
Phoenix, AZ MSA

Sources: Bureau of Labor Statistics, JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

        Metro Economy.    Metro leaders are focused on development or expansion of several industry clusters, including renewable energy, biomedical/personalized medicine, advanced business services, manufacturing and distribution, data centers, emerging technology and aerospace and aviation. Several of these sectors capitalize on the many sunny, clear days each year and lower cost of doing business, which is reportedly 40% lower than California (Greater Phoenix Economic Council). Top employers include Bank of America, Wells Fargo, Raytheon, Arizona State University and Apollo Group, the parent company for Phoenix University and other educational programs.

        Median Household Income.    After decreasing in 2009 and 2010, the median household income in Phoenix increased by 1.0% and 2.5% for the year ended December 31, 2011 and the year ended December 31, 2012, respectively. JBREC estimates the Phoenix metro's median household income at $54,088 as of October 2013, and forecasts the median income will increase to $57,652 by 2015, which is a 3.3% average annual increase compared to a forecast of 1.8% nationally during the same period.

 Median Household Income
Phoenix, AZ MSA

Sources: Moody's Analytics, JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

  Phoenix Housing Market Overview

        The U.S. Census Bureau's 2011 American Community Survey estimates the housing stock in Phoenix at nearly $199 billion, or approximately 1.8 million homes. Household formations have been increasing since 2011 and permits to build new single-family and multi-family homes as of December 31, 2012 were at 15,967. The Phoenix MSA peaked in 2005 at 69,230 permits. Home values dropped dramatically from the 2006 peak to the 2011 trough, down 51.4% (according to JBREC's Burns Home Value Index™) before increasing by 15.7% in 2012. The homeownership rate peaked as high as 72.5% in 2006 but has subsequently declined to 63.2% on average for 2012 and 60.2% at the end of 3Q13.

        JBREC believes that investors will continue to find opportunities to acquire single-family homes and distressed and non-performing residential mortgage loans in the Phoenix market.

        Additionally, JBREC estimates that there is a large "shadow inventory" of delinquent mortgages that have not been resolved of approximately 28,969 homes as of June 30, 2013, down significantly from 120,636 in late-2009.

 Distressed Supply, Shadow Inventory
Phoenix, AZ MSA

Source: JBREC estimates.

        Delinquency rates have steadily fallen over the last year. The combined percentage of loans at least one payment past due or in foreclosure was 5.8% as of October 2013, down from 8.0% in October 2012.

Phoenix, AZ MSA
Mortgage Delinquencies and Foreclosures by Period Past Due

Source: Lender Processing Services.

Note: Data covers roughly 70% of the market.

        Supply and Demand Dynamics.    Household growth in Phoenix has increased from a low in 2011 to an estimated 20,700 households added in 2012. JBREC forecasts that households will steadily increase from 39,700 new households added in 2013 to 48,900 new households added in 2015. Total permits started to trend upwards in 2011 and are forecasted to reach 32,000 units in 2015, a level last reached in 2007. JBREC forecasts approximately 133,800 new households will be formed in Phoenix from 2013 through 2015 compared to 76,100 total residential permits issued over the same period. Much of the additional demand for housing will be satisfied by rentals, which should keep vacancies low and rental rates rising.

 Annual Household Formation and Housing Permits
Phoenix, AZ MSA

Sources: Moody's Analytics, U.S. Census Bureau, JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

        Resale supply in the Phoenix MSA has increased slightly over the last year. The low inventory level could lead to more competitiveness and increasing prices in the resale market. Through October 2013, the MSA had approximately 2.9 months of supply, based on existing home sales activity over the most recent twelve months. A 6.0 month supply is considered equilibrium for most markets.

Estimated Resale Months of Supply
Phoenix, AZ MSA

Source: JBREC.

        Homeownership Levels.    The homeownership rate in Phoenix declined from a peak of 72.5% in 2006 to 63.2% on average for 2012 and 60.2% at the end of the third quarter of 2013.

 Homeownership Rate—Phoenix, AZ MSA

Source: U.S. Census Bureau.

        Burns Home Value Index™.    According to JBREC, home values in Phoenix experienced a 15.7% increase in 2012 from 2011, after declining 51.4% from 2006 through 2011. Home values in the Phoenix metro area are forecasted to rise at an average annual rate of 11.9% from 2013 to 2015, according to the Burns Home Value Index™.

Burns Home Value Index—Phoenix, AZ MSA
Indexed to 100 for January 2002

Source: JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

        Burns Affordability Index.    When comparing the cost of ownership dating back to 1981 with the median household income, affordability conditions in the Phoenix market reached their historical best in 2011. This estimate of the cost of ownership takes into consideration the change in mortgage rates over time, which can significantly impact the monthly payment. JBREC expects affordability in Phoenix to gradually weaken as rising home prices and mortgage rates push affordability back to the metro's long-term median by 2015.

 Burns Affordability Index—Phoenix, AZ MSA

Source: JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

        Single-Family Rental and Vacancy Rates.    Single-family home average monthly rents are rising in Phoenix, while the vacancy rate is declining. After peaking at 18.3% in 2009, the vacancy rate has decreased to 10.1% as of November 2013. The average monthly rental rate is $1,060 as of November 2013, up from $1,013 on average in 2012.

Average Single-Family Rental and Vacancy Rates
Phoenix, AZ MSA

Source: Rent Range, LLC.

        For three-bedroom homes the median rent per square foot has increased since 2009 to $0.73 as of November 2013. The median square feet per unit for three-bedroom homes in Phoenix was 1,617 in

November 2013, up slightly from 1,591 in 2012. The following table details single-family rental data specifically for three-bedroom homes in Phoenix:

Single-Family Rental Data for Three-Bedroom Homes
Phoenix, AZ MSA

Year	Median Rent	Average Sq. Ft	Average Rent/Sq. Ft.
2009	$1,104	1,610	$0.69
2010	$1,112	1,591	$0.70
2011	$1,130	1,601	$0.71
2012	$1,119	1,591	$0.70
November 2013	$1,173	1,617	$0.73

Source: Rent Range, LLC.

  Riverside-San Bernardino-Ontario, CA, California MSA: "Inland Empire"

  Inland Empire Economic Overview

        According to the U.S. Census Bureau's 2012 American Community Survey, the Inland Empire metropolitan area had 4.3 million people and, according to the 2012 U.S. Census Bureau, Statistical Abstract of the United States, is the third-largest in California and the thirteenth-largest in the nation by population. The Inland Empire is projected to experience an average annual population growth of 1.2% from 2013 through 2015, which is above the projected 1.0% annual average for the combined top 351 metros, for the same period (Moody's Analytics).

        Annual Employment Growth and Unemployment Rate.    Employment growth has been positive in the Inland Empire, with 4,800 jobs added in the 12 months ended December 31, 2011 and 22,800 jobs added in the 12 months ended December 31, 2012. By comparison, the metro area lost a total of 147,000 jobs between 2008 and 2010. The Inland Empire added 17,100 jobs in the twelve months ended October 31, 2013 for a 1.5% annual increase. The unemployment rate declined from 14.4% in 2010 to 12.1% in 2012, and reached 9.8% in October 2013. JBREC forecasts employment in the Inland Empire to grow by an average of 25,700 jobs annually from 2013 through 2015, or annual growth of 2.2%. In comparison, JBREC forecasts annual employment growth of 1.8% nationally through 2015.

Annual Employment Growth and Unemployment Rate
Riverside-San Bernardino, CA MSA

Sources: Bureau of Labor Statistics, JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

        Metro Economy.    The Inland Empire has developed into a major shipping hub. Its proximity to Los Angeles and San Diego, and relatively inexpensive land prices as well as its excellent transportation network are the reasons some of the largest manufacturing companies have chosen to locate their distribution facilities in the Inland Empire. Additionally, it is the fastest-growing economic region in the state of California (Riverside Office of Economic Development).

        Median Household Income.    After decreasing in 2009 and 2010, the median household income in the Inland Empire increased 1.8% period over period for the year ended December 31, 2011 and decreased 0.2% in the year ended December 31, 2012. JBREC forecasts the median income in the Inland Empire will increase to $57,200 by 2015, which is a 1.9% average annual increase compared to a forecast of 1.8% nationally during the same period. JBREC estimates the Inland Empire's median household income is $54,200 as of October 2013.

Median Household Income
Riverside-San Bernardino, CA MSA

Sources: Moody's Analytics, JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

  Inland Empire Housing Market Overview

        The U.S. Census Bureau's 2012 American Community Survey estimates the Inland Empire's housing stock at nearly $198 billion, or approximately 1.5 million homes. Household formations have been increasing since 2009, with a dip in 2011, and permits to build new single-family and multi-family homes as of December 31, 2012 were at 5,949, down from the peak in the Inland Empire MSA of 51,463 in 2004. Home values dropped dramatically from the 2006 peak to the 2011 trough, down 53.4% (according to JBREC's Burns Home Value Index™) before increasing by 4.4% in 2012. The homeownership rate peaked as high as 68.5% in 2005 but has subsequently declined to 58.2% on average for 2012 and 59.0% as of 3Q13.

        JBREC believes that investors will continue to find opportunities to acquire single-family homes and distressed and non-performing residential mortgage loans in the Inland Empire market.

        Additionally, JBREC estimates that there is a large "shadow inventory" of delinquent mortgages that have not been resolved of approximately 39,543 homes as of June 30, 2013, down significantly from 134,400 in late-2009.

 Distressed Supply, Shadow Inventory
Riverside-San Bernardino, CA MSA

Source: JBREC estimates.

        Delinquency rates have steadily fallen over the last year. The combined percentage of loans with at least one payment past due or in foreclosure was 9.2% as of October 2013, down from 12.1% in October 2012.

Riverside-San Bernardino, CA MSA
Mortgage Delinquencies and Foreclosures by Period Past Due

Source: Lender Processing Services.

Note: Data covers roughly 70% of the market.

        Supply and Demand Dynamics.    Household growth in the Inland Empire has increased from a low in 2008 to an estimated 17,800 households added in 2012. JBREC forecasts that households will steadily increase from 18,400 new households added in 2013 to 24,500 new households added in 2015. Total permits started to trend upwards in 2012 and are forecasted to reach 14,950 units in 2015, a level last reached in 2007. JBREC forecasts approximately 64,200 new households will be formed in the Inland Empire from 2013 through 2015 compared to 32,680 total residential permits issued over the same period. Much of the additional demand for housing will be satisfied by rentals, which should keep vacancies low and rental rates rising.

 Annual Household Formation and Housing Permits
Riverside-San Bernardino, CA MSA

Sources: Moody's Analytics, U.S. Census Bureau, JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

        Resale supply in the Inland Empire MSA has declined steadily over the last year, increasing slightly since May 2013. Through October 2013, the MSA had approximately 3.9 months of supply, based on existing home sales activity over the most recent twelve months. A 6.0 month supply is considered equilibrium for most markets. The below equilibrium levels of inventory could lead to more competitiveness and increasing prices in the resale market.

Estimated Resale Months of Supply
Riverside-San Bernardino, CA MSA

Source: JBREC.

        Homeownership Levels.    The homeownership rate in the Inland Empire declined from a peak of 68.5% in 2005 to 58.2% on average for 2012 and 59.0% as of the third quarter of 2013.

 Homeownership Rate—Riverside-San Bernardino, CA MSA

Source: U.S. Census Bureau.

        Burns Home Value Index™.    According to JBREC, home values in the Inland Empire experienced a 4.4% increase in 2012 after declining 53.4% from 2006 through 2011. Home values in the Inland Empire metro area are forecasted to rise at an average annual rate of 14.0% from 2013 to 2015, according to the Burns Home Value Index™.

Burns Home Value Index—Riverside-San Bernardino, CA MSA
Indexed to 100 for January 2002

Source: JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

        Burns Affordability Index.    When comparing the cost of ownership dating back to 1981 with the median household income, affordability conditions in the Inland Empire market reached their historical best in 2012. This estimate of the cost of ownership takes into consideration the change in mortgage rates over time, which can significantly impact the monthly payment. JBREC expects affordability in the Inland Empire to approach and exceed the historical median by 2015 as home prices and mortgage rates rise.

 Burns Affordability Index—Riverside-San Bernardino, CA MSA

Source: JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

        Single-Family Rental and Vacancy Rates.    Single-family home average monthly rents are rising in the Inland Empire, while the vacancy rate is declining. After peaking at 12.1% in 2009, the vacancy rate has decreased to 6.9% as of November 2013. The average monthly rental rate is $1,348 as of November 2013, up from an average of $1,286 in 2012.

Average Single-Family Rental and Vacancy Rates
Riverside-San Bernardino, CA MSA

Source: Rent Range, LLC.

        For three-bedroom homes the median rent per square foot has been relatively flat since 2009, at $0.94 as of November 2013. The median square feet per unit for three-bedroom homes in the Inland Empire was 1,550 in November 2013, up slightly from 1,524 in 2012. The following table details single-family rental data specifically for three-bedroom homes in the Inland Empire:

Single-Family Rental Data for Three-Bedroom Homes
Riverside-San Bernardino, CA MSA

Year	Median Rent	Average Sq. Ft	Average Rent/Sq. Ft.
2009	$1,486	1,558	$0.95
2010	$1,432	1,522	$0.94
2011	$1,416	1,547	$0.92
2012	$1,415	1,524	$0.93
November 2013	$1,458	1,550	$0.94

Source: Rent Range, LLC.

  Tampa-St. Petersburg-Clearwater, Florida MSA: "Tampa"

  Tampa Economic Overview

        According to the U.S. Census Bureau's 2012 American Community Survey, the Tampa MSA had approximately 2.8 million people, and is the nineteenth-largest MSA in the United States by population according to the Census Bureau's 2012 Statistical Abstract of the United States. There are four counties in the Tampa MSA. Tampa is projected to experience population growth of 1.4% annually from 2013 through 2015, which is slightly above the projected 1.0% annual average for the combined top 351 metros, for the same period (Moody's Analytics).

        Annual Employment Growth and Unemployment Rate.    Employment growth has been positive in Tampa, with 17,000 new jobs added in 2011 and 26,000 jobs added in the 12 months ended December 31, 2012. By comparison, the metro area lost a total of 123,300 jobs between 2007 and 2010. The unemployment rate declined from 8.8% in 2012 to 6.4% at the end of October 2013. Tampa added 39,800 jobs in the 12 months ended October 31, 2013 and JBREC forecasts employment to grow by an average of 31,000 jobs annually from 2013 through 2015, or annual growth of 2.6%. In comparison, JBREC forecasts annual employment growth of 1.8% nationally through 2015.

Annual Employment Growth and Unemployment Rate
Tampa, FL MSA

Sources: Bureau of Labor Statistics, JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

        Metro Economy.    The Tampa economy is diverse, with leading industries including tourism, agriculture, construction, finance, health care, technology, and maritime industry. Tampa's port leads the state in cargo by tonnage and also handles a million cruise passengers annually. Local leaders are pursuing four clusters which currently employ over 350,000 and account for nearly 25% of the region's economic base: Applied Medicine & Human Performance; High Tech Electronics & Instruments; Business, Financial & Data Services and Marine & Environmental Activities.

        Median Household Income.    The median household income in Tampa increased 1.7% year-over-year for the year ended December 31, 2012. JBREC estimates Tampa's median household income is $46,300 as of October 2013, and forecasts Tampa's median income will increase to $49,300 by 2015, which is a 2.9% average annual increase compared to a forecast of 1.8% nationally during the same period.

Median Household Income
Tampa, FL MSA

Source: Moody's Analytics, JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

  Tampa Housing Market Overview

        The U.S. Census Bureau's 2012 American Community Survey estimates Tampa's housing stock at nearly $126 billion, or approximately 1.36 million homes. Household formations have been increasing since 2009, with a dip in 2012, and permits to build new single-family and multi-family homes as of December 31, 2012 were at 10,161, down from the peak in the Tampa MSA of 34,174 in 2005. JBREC is forecasting 14,460 total permits for 2013. Home values dropped dramatically from the 2006 peak to the 2011 trough, down 46% (according to JBREC's Burns Home Value™). As of October 31, 2013, home values have increased 15.0% year-over-year. The homeownership rate peaked as high as 72.9% in 2007, but has subsequently declined to 67.1% on average for 2012 and 65.3% as of the third quarter of 2013.

        JBREC believes that investors will continue to find opportunities to acquire single-family homes and distressed and non-performing residential mortgage loans in the Tampa market.

        Additionally, JBREC estimates that there is a large "shadow inventory" of delinquent mortgages that have not been resolved of approximately 58,472 homes as of June 30, 2013, down significantly from 90,715 in 3rd quarter 2011.

 Distressed Supply, Shadow Inventory
Tampa, FL MSA

Source: JBREC estimates.

        Delinquency rates have steadily fallen over the last year. The combined percentage of loans with at least one payment past due or in foreclosure was 15.0% as of October 2013, down from 19.4% in October 2012.

Tampa, FL MSA
Mortgage Delinquencies and Foreclosures by Period Past Due

Source: Lender Processing Services.

Note: Data covers roughly 70% of the market.

        Supply and Demand Dynamics.    Household growth in Tampa increased in 2010 from a low in 2009, and subsequently declined to an estimated 7,600 households added in 2012. JBREC forecasts that households will steadily increase from 5,400 new households added in 2013 to 15,400 new households added in 2015. Total permits started to trend upwards in 2012 and are forecasted to reach 17,600 units in 2015. JBREC forecasts approximately 31,000 new households will be formed in Tampa from 2013 through 2015 compared to 47,700 total residential permits issued over the same period.

 Annual Household Formation and Housing Permits
Tampa, FL MSA

Sources: Moody's Analytics, U.S. Census Bureau, JBREC.

(P) JBREC projection; actual values may differ materially form those projected.

        Resale supply in the Tampa MSA has declined steadily over the last year, with a slight up-tick since July 2013. The declining inventory levels could lead to more competitiveness and increasing prices in the resale market. As of October 2013, the MSA had approximately 4.0 months of supply, based on existing home sales activity over the most recent twelve months. A 6.0 month supply is considered equilibrium for most markets.

Estimated Resale Months of Supply
Tampa, FL MSA

Source: JBREC.

        Homeownership Levels.    The homeownership rate in Tampa declined from a peak of 72.9% in 2007 to 67.1% on average for 2012 and 65.3% at the end of the third quarter of 2013.

 Homeownership Rate—Tampa, FL MSA

Source: U.S. Census Bureau.

        Burns Home Value Index™.    According to JBREC, home values in Tampa increased by 2.8% in 2012 after declining by 45.6% from 2006 to 2011. Home values in the Tampa metro area are forecasted to rise at an average annual rate of 9.3% from 2013 to 2015, according to the Burns Home Value Index™.

Burns Home Value Index—Tampa, FL MSA
Indexed to 100 for January 2002

Source: JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

        Burns Affordability Index.    When comparing the cost of ownership with the median household income, dating back to 1981, affordability conditions in the Tampa market reached their historical best in 2012. This estimate of the costs of ownership takes into consideration the change in mortgage rates over time, which can significantly impact the monthly payment. Affordability in Tampa remains very good; however, JBREC expects affordability in Tampa to approach the historical median by 2015 as home prices and mortgage rates rise.

 Burns Affordability Index—Tampa, FL MSA

Source: JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

        Single-Family Rental and Vacancy Rates.    Single-family home average monthly rents are rising in Tampa, while the vacancy rate is declining. After peaking at 12.6% in 2010, the vacancy rate has decreased to 11.2% as of November 2013. The average monthly rental rate is $1,133 as of November 2013, up from an average of $1,100 in 2012.

Average Single-Family Rental and Vacancy Rates
Tampa, FL MSA

Source: Rent Range, LLC.

        For three-bedroom homes the median rent per square foot has been relatively flat since 2009, at $0.83 as of November 2013. The median square feet per unit for three-bedroom homes in Tampa was

1,579 in November 2013, up slightly from 1,543 in 2012. The following table details single-family rental data specifically for three-bedroom homes in Tampa:

Single-Family Rental Data for Three-Bedroom Homes
Tampa, FL MSA

Year	Median Rent	Average Sq. Ft	Average Rent/Sq. Ft.
2009	$1,230	1,554	$0.79
2010	$1,247	1,542	$0.81
2011	$1,250	1,541	$0.81
2012	$1,255	1,543	$0.81
November 2013	$1,316	1,579	$0.83

Source: Rent Range, LLC.

  Vallejo-Fairfield, California MSA (Solano County): "Vallejo"

  Vallejo Economic Overview

        According to the U.S. Census Bureau's 2012 American Community Survey, the Vallejo MSA had approximately 480,200 people. The Vallejo MSA is synonymous with Solano County. Vallejo is projected to experience population growth of 1.4% annually from 2013 through 2015, which is slightly above the projected 1.0% annual average for the combined top 351 metros, for the same period (Moody's Analytics).

        Annual Employment Growth and Unemployment Rate.    Employment growth has been positive in Vallejo, with 1,900 jobs added in the 12 months ended December 31, 2012 and 2,800 jobs added in the 12 months ended October 31, 2013. By comparison, the metro area lost a total of 12,400 jobs between 2007 and 2011. The unemployment rate declined from 10.1% in 2012 to 7.7% in October 2013. JBREC forecasts employment in Vallejo to grow by an average of 2,167 jobs annually from 2013 through 2015, or annual growth of 1.8%. In comparison, JBREC forecasts annual employment growth of 1.8% nationally through 2015.

Annual Employment Growth and Unemployment Rate
Vallejo-Fairfield, CA MSA

Sources: Bureau of Labor Statistics, JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

        Metro Economy.    Vallejo's leading industries including healthcare, tourism, and hospitality. Local leaders are pursuing economic development based on building up supporting economic clusters, primarily: Health Care; Tourism; Heavy Manufacturing and Construction; Transportation, Logistics, and Distribution; and Green Tech.

        Median Household Income.    After decreasing from 2008 through 2010, Vallejo's median household income increased by 3.0% in 2011 and 1.4% in 2012. JBREC forecasts 1.2% income growth for the year ending December 31, 2013. JBREC forecasts the median income in Vallejo will increase to $75,000 by 2015, which is a 3.6% average annual increase compared to a forecast of 1.8% nationally during the same period. JBREC estimates Vallejo's median household income is $68,400 as of October 2013.

Median Household Income
Vallejo-Fairfield, CA MSA

Sources: Moody's Analytics, JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

  Vallejo Housing Market Overview

        The U.S. Census Bureau's 2012 American Community Survey estimates Vallejo's housing stock at nearly $23 billion, or approximately 153,000 homes. Household formations have been increasing since 2009, with a slight dip in 2012, and permits to build new single-family and multi-family homes as of December 31, 2012 were at 538, down from the 2003 peak in the Vallejo MSA of 2,961. Home values dropped dramatically from the 2006 peak to the 2011 trough, down 58% (according to JBREC's Burns Home Value Index™) before increasing by 2.7% in 2012. Currently, JBREC's Burns Home Value Index™ shows a 33.6% increase in home values from October 2012 to October 2013.

        JBREC believes that investors will continue to find opportunities to acquire single-family homes and distressed and non-performing residential mortgage loans in the Vallejo market.

        Additionally, JBREC estimates that a "shadow inventory" of approximately 3,819 delinquent mortgages have not been resolved as of 2nd quarter 2013, down significantly from 12,200 in late 2009.

 Distressed Supply, Shadow Inventory
Vallejo-Fairfield, CA MSA

Source: JBREC estimates.

        Delinquency rates have steadily fallen over the last year. The combined percentage of loans at least one payment past due or in foreclosure was 7.4% as of October 2013, down from 10.2% in October 2012.

Vallejo-Fairfield, CA MSA
Mortgage Delinquencies and Foreclosures by Period Past Due

Source: Lender Processing Services.

Note: Data covers roughly 70% of the market.

        Supply and Demand Dynamics.    Household growth in Vallejo increased from 2005 to 2010, followed by a big decline in 2011 and flattening in 2012. JBREC forecasts that household growth will improve with 200 to 400 new households added each year from 2013 through 2015. Total permits started to trend upwards in 2012 and are forecasted to reach 1,500 units in 2015. JBREC forecasts approximately 900 new households will be formed in Vallejo from 2013 through 2015 compared to 3,480 total residential permits issued over the same period.

 Annual Household Formation and Housing Permits
Vallejo-Fairfield, CA MSA

Sources: Moody's Analytics, U.S. Census Bureau, JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

        Resale supply in the Vallejo MSA has been fairly flat over the last year. The low inventory levels could lead to more competitiveness and increasing prices in the resale market. Through October 2013, the MSA had approximately 1.2 months of supply, based on existing home sales activity over the most recent twelve months. A 6.0 month supply is considered equilibrium for most markets.

Estimated Resale Months of Supply
Vallejo-Fairfield, CA MSA

Source: JBREC.

        Homeownership Levels.    The U.S. Census Bureau does not have recent homeownership rate data for the Vallejo MSA.

        Burns Home Value Index™.    According to JBREC, home values in Vallejo experienced a 2.7% increase in 2012 from 2011, after declining 58% from 2006 through 2011, and a 33.6% increase from October 2012 to October 2013. Home values in the Vallejo metro area are forecasted to rise at an average annual rate of 18.7% from 2013 to 2015, according to the Burns Home Value Index™.

 Burns Home Value Index—Vallejo-Fairfield, CA MSA
Indexed to 100 for January 2002

Source: JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

        Burns Affordability Index.    When comparing the cost of ownership dating with the median household income, back to 1981, affordability conditions in the Vallejo market reached their historical best in 2012. At the end of the third quarter of 2013, the Burns Affordability Index was at 2.5, up from the 0.2 average in 2012. This estimate of the costs of ownership takes into consideration the change in mortgage rates over time, which can significantly impact the monthly payment. JBREC expects affordability in Vallejo to trend towards the historical median through 2015 as home prices and mortgage rates rise.

Burns Affordability Index
Vallejo-Fairfield, CA MSA

Source: JBREC.

(P) JBREC projection; actual values may differ materially from those projected.

        Single-Family Rental and Vacancy Rates.    Single-family home average monthly rents are rising in Vallejo, and the vacancy rate is falling. From the 2012 peak of 7.4%, the vacancy rate has decreased to 6.9% as of November 2013. The average monthly rental rate is $1,425 as of November 2013.

 Average Single-Family Rental and Vacancy Rates
Vallejo-Fairfield, CA MSA

Source: Rent Range, LLC.

        For three-bedroom homes the median rent per square foot declined in 2012, and has recovered to $1.11 as of November 2013. The median square feet per unit for three-bedroom homes in Vallejo was 1,484 in November 2013, up from 1,431 in 2009. The following table details single-family rental data specifically for three-bedroom homes in Vallejo:

Single-Family Rental Data for Three-Bedroom Homes
Vallejo-Fairfield, CA MSA

Year	Median Rent	Average Sq. Ft	Average Rent/Sq. Ft.
2009	$1,583	1,431	$1.11
2010	$1,524	1,354	$1.13
2011	$1,593	1,400	$1.14
2012	$1,620	1,483	$1.09
November 2013	$1,646	1,484	$1.11

Source: Rent Range, LLC.

About this Market Study

        This market study was prepared in December 2013 in connection with this offering by John Burns Real Estate Consulting, LLC ("JBREC"). Founded in 2001, JBREC is an independent research provider and consulting firm focused on the housing industry. The market study contains forward-looking statements which are subject to uncertainty.

        The estimates, forecasts and projections prepared by JBREC are based upon numerous assumptions and may not prove to be accurate. This market study contains estimates, forecasts and projections that were prepared by JBREC, a real estate consulting firm. The estimates, forecasts and projections relate to, among other things, home value indices, payroll employment growth, median household income, housing permits and household formation. No assurance can be given that these estimates are, or that the forecasts and projections will prove to be, accurate. These estimates, forecasts and projections are based on data (including third-party data), significant assumptions, proprietary methodologies and the experience and judgment of JBREC. No assurance can be given regarding the accuracy or appropriateness of the assumptions and judgments made, or the methodologies used, by JBREC. The application of alternative assumptions, judgments or methodologies could result in materially less favorable estimates, forecasts and projections than those contained in this market study. Other real estate experts have different views regarding these forecasts and projections that may be more positive or negative, including in terms of the timing, magnitude and direction of future changes.

        The forecasts and projections are forward-looking statements and involve risks and uncertainties that may cause actual results to be materially different from the projections. JBREC has made these forecasts and projections based on studying the historical and current performance of the residential housing market and applying JBREC's qualitative knowledge about the residential housing market. The future is difficult to predict, particularly given that the economy and housing markets can be cyclical, subject to changing consumer and market psychology, geo-political events and governmental policies related to mortgage regulations and interest rates. There will usually be differences between projected and actual outcomes, because events and circumstances frequently do not occur as expected, and the differences may be material. Accordingly, the forecasts and projections included in this market study might not occur or might occur to a different extent or at a different time. For the foregoing reasons, JBREC cannot provide any assurance that the estimates, forecasts and projection, including third-party data, contained in this market study are accurate, actual outcomes may vary significantly from those contained or implied by the forecasts and projections, and you should not place undue reliance on these estimates, forecasts and projections.

QuickLinks

INDUSTRY OVERVIEW AND MARKET OPPORTUNITY
U.S. Housing Inventory
Non-Performing Residential Mortgage Loans (as of September 2013) (Total Non-Performing Loans: 5.2 million*)
U.S. Residential Mortgage Delinquency and Foreclosure Units (Q4 1990 – Q3 2013)
Owners Vs. Renters 25-34 Years Old
Single-Family and Multi-Family Rental Occupancy and Rental Rate (as of December 31, 2012, most recent)
Relative Size of the Single-Family Rental Market (as of December 31, 2012, most recent)
National Homeownership Rate
Changes in Burns Home Value Index(1) (January 2002 to November 2013)
Demographic and Economic Data
Housing Data
Annual Employment Growth and Unemployment Rate Atlanta, GA MSA
Median Household Income Atlanta, GA MSA
Distressed Supply, Shadow Inventory Atlanta, GA MSA
Atlanta, GA MSA Mortgage Delinquencies and Foreclosures by Period Past Due
Annual Household Formation and Housing Permits Atlanta, GA MSA
Estimated Resale Months of Supply Atlanta, GA MSA
Homeownership Rate—Atlanta, GA MSA
Burns Home Value Index—Atlanta, GA MSA Indexed to 100 for January 2002
Burns Affordability Index—Atlanta, GA MSA
Average Single-Family Rental and Vacancy Rates Atlanta, GA MSA
Single-Family Rental Data for Three-Bedroom Homes Atlanta, GA MSA
Annual Employment Growth and Unemployment Rate Chicago, IL Metro Division
Median Household Income Chicago, IL Metro Division
Distressed Supply, Shadow Inventory Chicago, IL Metro Division
Chicago, IL Metro Division Mortgage Delinquencies and Foreclosures by Period Past Due
Annual Household Formation and Housing Permits Chicago, IL Metro Division
Estimated Resale Months of Supply Chicago, IL Metro Division
Homeownership Rate—Chicago, IL Metro Division
Burns Home Value Index—Chicago, IL Metro Division Indexed to 100 for January 2002
Burns Affordability Index—Chicago, IL Metro Division
Average Single-Family Rental and Vacancy Rates Chicago, IL Metro Division
Single-Family Rental Data for Three-Bedroom Homes Chicago, IL Metro Division
Annual Employment Growth and Unemployment Rate Denver, CO MSA
Median Household Income Denver, CO MSA
Distressed Supply, Shadow Inventory Denver, CO MSA
Denver, CO MSA Mortgage Delinquencies and Foreclosures by Period Past Due
Annual Household Formation and Housing Permits Denver, CO MSA
Estimated Resale Months of Supply Denver, CO MSA
Homeownership Rate—Denver, CO MSA
Burns Home Value Index—Denver, CO MSA Indexed to 100 for January 2002
Burns Affordability Index—Denver, CO MSA
Average Single-Family Rental and Vacancy Rates Denver, CO MSA
Single-Family Rental Data for Three-Bedroom Homes Denver, CO MSA
Annual Employment Growth and Unemployment Rate Dallas-Fort Worth, TX MSA
Median Household Income Dallas-Fort Worth, TX MSA
Distressed Supply, Shadow Inventory Dallas-Fort Worth, TX MSA
Dallas-Fort Worth, TX MSA Mortgage Delinquencies and Foreclosures by Period Past Due
Annual Household Formation and Housing Permits Dallas-Fort Worth, TX MSA
Estimated Resale Months of Supply Dallas-Fort Worth, TX MSA
Homeownership Rate—Dallas-Fort Worth, TX MSA
Burns Home Value Index—Dallas-Fort Worth, TX MSA Indexed to 100 for January 2002
Burns Affordability Index—Dallas-Fort Worth, TX MSA
Average Single-Family Rental and Vacancy Rates Dallas-Fort Worth, TX MSA
Single-Family Rental Data for Three-Bedroom Homes Dallas-Fort Worth, TX MSA
Annual Employment Growth and Unemployment Rate Houston, TX MSA
Median Household Income Houston, TX MSA
Distressed Supply, Shadow Inventory Houston, TX MSA
Houston, TX MSA Mortgage Delinquencies and Foreclosures by Period Past Due
Annual Household Formation and Housing Permits Houston, TX MSA
Estimated Resale Months of Supply Houston, TX MSA
Homeownership Rate—Houston, TX MSA
Burns Home Value Index—Houston, TX MSA Indexed to 100 for January 2002
Burns Affordability Index—Houston, TX MSA
Average Single-Family Rental and Vacancy Rates Houston, TX MSA
Single-Family Rental Data for Three-Bedroom Homes Houston, TX MSA
Annual Employment Growth and Unemployment Rate Las Vegas, NV MSA
Median Household Income Las Vegas, NV MSA
Distressed Supply, Shadow Inventory Las Vegas, NV MSA
Las Vegas, NV MSA Mortgage Delinquencies and Foreclosures by Period Past Due
Annual Household Formation and Housing Permits Las Vegas, NV MSA
Estimated Resale Months of Supply Las Vegas, NV MSA
Homeownership Rate—Las Vegas, NV MSA
Burns Home Value Index—Las Vegas, NV MSA Indexed to 100 for January 2002
Burns Affordability Index—Las Vegas, NV MSA
Average Single-Family Rental and Vacancy Rates Las Vegas, NV MSA
Single-Family Rental Data for Three-Bedroom Homes Las Vegas, NV MSA
Annual Employment Growth and Unemployment Rate Miami, FL MSA
Median Household Income Miami, FL MSA
Distressed Supply, Shadow Inventory Miami, FL MSA
Miami, FL MSA Mortgage Delinquencies and Foreclosures by Period Past Due
Annual Household Formation and Housing Permits Miami, FL MSA
Estimated Resale Months of Supply Miami, FL MSA
Homeownership Rate—Miami, FL MSA
Burns Home Value Index—Miami, FL MSA Indexed to 100 for January 2002
Burns Affordability Index—Miami, FL MSA
Average Single-Family Rental and Vacancy Rates Miami, FL MSA
Single-Family Rental Data for Three-Bedroom Homes Miami, FL MSA
Annual Employment Growth and Unemployment Rate Oakland, CA Metro Division
Median Household Income Oakland, CA Metro Division
Distressed Supply, Shadow Inventory Oakland, CA Metro Division
Oakland, CA Metro Division Mortgage Delinquencies and Foreclosures by Period Past Due
Annual Household Formation and Housing Permits Oakland, CA Metro Division
Estimated Resale Months of Supply Oakland CA, Metro Division
Burns Home Value Index—Oakland, CA Metro Division Indexed to 100 for January 2002
Burns Affordability Index—Oakland, CA Metro Division
Average Single-Family Rental and Vacancy Rates Oakland, CA Metro Division
Single-Family Rental Data for Three-Bedroom Homes Oakland, CA Metro Division
Annual Employment Growth and Unemployment Rate Orlando, FL MSA
Median Household Income Orlando, FL MSA
Distressed Supply, Shadow Inventory Orlando, FL MSA
Orlando, FL MSA Mortgage Delinquencies and Foreclosures by Period Past Due
Annual Household Formation and Housing Permits Orlando, FL MSA
Estimated Resale Months of Supply Orlando, FL MSA
Homeownership Rate—Orlando, FL MSA
Burns Home Value Index—Orlando, FL MSA Indexed to 100 for January 2002
Burns Affordability Index—Orlando, FL MSA
Average Single-Family Rental and Vacancy Rates Orlando, FL MSA
Single-Family Rental Data for Three-Bedroom Homes Orlando, FL MSA
Annual Employment Growth and Unemployment Rate Phoenix, AZ MSA
Median Household Income Phoenix, AZ MSA
Distressed Supply, Shadow Inventory Phoenix, AZ MSA
Phoenix, AZ MSA Mortgage Delinquencies and Foreclosures by Period Past Due
Annual Household Formation and Housing Permits Phoenix, AZ MSA
Estimated Resale Months of Supply Phoenix, AZ MSA
Homeownership Rate—Phoenix, AZ MSA
Burns Home Value Index—Phoenix, AZ MSA Indexed to 100 for January 2002
Burns Affordability Index—Phoenix, AZ MSA
Average Single-Family Rental and Vacancy Rates Phoenix, AZ MSA
Single-Family Rental Data for Three-Bedroom Homes Phoenix, AZ MSA
Annual Employment Growth and Unemployment Rate Riverside-San Bernardino, CA MSA
Median Household Income Riverside-San Bernardino, CA MSA
Distressed Supply, Shadow Inventory Riverside-San Bernardino, CA MSA
Riverside-San Bernardino, CA MSA Mortgage Delinquencies and Foreclosures by Period Past Due
Annual Household Formation and Housing Permits Riverside-San Bernardino, CA MSA
Estimated Resale Months of Supply Riverside-San Bernardino, CA MSA
Homeownership Rate—Riverside-San Bernardino, CA MSA
Burns Home Value Index—Riverside-San Bernardino, CA MSA Indexed to 100 for January 2002
Burns Affordability Index—Riverside-San Bernardino, CA MSA
Average Single-Family Rental and Vacancy Rates Riverside-San Bernardino, CA MSA
Single-Family Rental Data for Three-Bedroom Homes Riverside-San Bernardino, CA MSA
Annual Employment Growth and Unemployment Rate Tampa, FL MSA
Median Household Income Tampa, FL MSA
Distressed Supply, Shadow Inventory Tampa, FL MSA
Tampa, FL MSA Mortgage Delinquencies and Foreclosures by Period Past Due
Annual Household Formation and Housing Permits Tampa, FL MSA
Estimated Resale Months of Supply Tampa, FL MSA
Homeownership Rate—Tampa, FL MSA
Burns Home Value Index—Tampa, FL MSA Indexed to 100 for January 2002
Burns Affordability Index—Tampa, FL MSA
Average Single-Family Rental and Vacancy Rates Tampa, FL MSA
Single-Family Rental Data for Three-Bedroom Homes Tampa, FL MSA
Annual Employment Growth and Unemployment Rate Vallejo-Fairfield, CA MSA
Median Household Income Vallejo-Fairfield, CA MSA
Distressed Supply, Shadow Inventory Vallejo-Fairfield, CA MSA
Vallejo-Fairfield, CA MSA Mortgage Delinquencies and Foreclosures by Period Past Due
Annual Household Formation and Housing Permits Vallejo-Fairfield, CA MSA
Estimated Resale Months of Supply Vallejo-Fairfield, CA MSA
Burns Home Value Index—Vallejo-Fairfield, CA MSA Indexed to 100 for January 2002
Burns Affordability Index Vallejo-Fairfield, CA MSA
Average Single-Family Rental and Vacancy Rates Vallejo-Fairfield, CA MSA
Single-Family Rental Data for Three-Bedroom Homes Vallejo-Fairfield, CA MSA